AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 20, 2004
                                                        REGISTRATION NO. 333-

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ____________________

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              ____________________

                            WESTERN GOLDFIELDS, INC.
                 (Name of small business issuer in its charter)

             IDAHO                           1040                 23-2257761
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

                          THOMAS K. MANCUSO, PRESIDENT
                    7000 INDEPENDENCE PARKWAY, SUITE 160-135
                               PLANO, TEXAS 75025
                                 (972) 208-0696
(Name, Address and Telephone Number of Principal Executive Offices and Agent for
                                    Service)

                                WITH A COPY TO:
                                HENRY I. ROTHMAN
                              MICHAEL J. PENDLETON
                      JENKENS & GILCHRIST PARKER CHAPIN LLP
                              405 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10174
                                 (212) 704-6000
                              ____________________

     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:[X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:[ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box:[ ]

                                  CALCULATION OF REGISTRATION FEE
==================================================================================================
Title of Each Class of           Amount      Proposed Maximum    Proposed Maximum     Amount of
Securities to be Registered       to be       Offering Price        Aggregate        Registration
                              Registered(1)    per Share (2)    Offering Price(2)       Fee(2)
--------------------------------------------------------------------------------------------------
Warrants                          5,635,650
--------------------------------------------------------------------------------------------------
Common Stock, $.01 par value     34,765,118  $           1.08   $    37,546,327.44  $        3,038
--------------------------------------------------------------------------------------------------

(1)  Total  represents 16,304,468 shares of common stock, 5,635,650 warrants to purchase shares of common stock  and  18,460,650 shares of common stock issuable upon exercise of the warrants to be offered by the selling  security holders of the Registrant. In the event of a stock split, stock dividend or similar transaction involving the common stock of the Registrant, in order to prevent dilution, the number of shares  registered  shall  be  automatically increased to cover additional shares in accordance with Rule 416(a) under the Securities Act.
(2)  Estimated  solely for the purpose of calculating the registration fee in accordance with Rule 457(c)
     and (g) under the Securities Act based on the average of the high and low prices of the common stock on January 16, 2004, as reported on the Pink Sheets.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information contained in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED JANUARY 20, 2004




                            WESTERN GOLDFIELDS, INC.

                        34,765,118 SHARES OF COMMON STOCK
                               5,635,650 WARRANTS




     We are registering 16,304,468 shares of our common stock, 5,635,650 warrants to purchase shares of our common stock, and 18,460,650 shares of common stock issuable upon exercise of the warrants for sale by our security holders from time to time. The selling security holders will receive all the proceeds from the sale of the offered shares. See "Selling Security Holders" on page 37 of this prospectus.

     Our common stock is quoted on the Pink Sheets under the symbol "WGDF". The last reported sale price of our common stock on January 16, 2004 was $1.01 per share.

     Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 4.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Our principal executive offices are located at 7000 Independence Parkway, Suite 160-135, Plano, Texas 75025, and our telephone number is (972) 208-0696.



               The date of this Prospectus is          , 2004.

     The information in this prospectus is not complete and may be changed without notice. We and the selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we and the selling security holders are not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

     You should rely only on the information contained in this prospectus. We have not, and the selling security holders have not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not, and the selling security holders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

                                TABLE OF CONTENTS


     PROSPECTUS SUMMARY . . . . . . . . . . . . . . . . . . . . . . .    1
     RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . .    4
     FORWARD-LOOKING STATEMENTS . . . . . . . . . . . . . . . . . . .   11
     USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . .   12
     PRICE RANGE OF COMMON STOCK. . . . . . . . . . . . . . . . . . .   12
     DIVIDEND POLICY. . . . . . . . . . . . . . . . . . . . . . . . .   12
     PLAN OF OPERATION. . . . . . . . . . . . . . . . . . . . . . . .   13
     BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
     MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
     CERTAIN TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . .   31
     PRINCIPAL SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . .   33
     SELLING SECURITY HOLDERS . . . . . . . . . . . . . . . . . . . .   35
     PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . .   40
     DESCRIPTION OF CAPITAL STOCK . . . . . . . . . . . . . . . . . .   42
     SHARES ELIGIBLE FOR FUTURE SALE. . . . . . . . . . . . . . . . .   44
     WHERE YOU CAN FIND MORE INFORMATION. . . . . . . . . . . . . . .   45
     LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . .   45
     EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
     INDEX TO CONSOLIDATED FINANCIAL STATEMENTS . . . . . . . . . . .  F-1

--------------------------------------------------------------------------------



                               PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus. You should read this entire prospectus carefully, including "Risk Factors" on page 4 and our financial statements and the notes to those financial statements included elsewhere in this prospectus.

THE COMPANY

     We are an independent development stage company in the business of acquiring and developing mineral natural resource properties, primarily gold and silver. At September 30, 2003, we owned exploration rights to twelve groups of claims. Additionally, on November 11, 2003, we completed the acquisition of the Mesquite Mine in Imperial County, California from a subsidiary of Newmont Mining Corporation.

     In an exploration stage company, management devotes most of its activities in acquiring and developing mineral properties. In a development stage company, management devotes most of its activities to the preparation of an established commercially minable deposit for extraction. There is no assurance that a commercially viable mineral deposit exists on any of our exploration properties. Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined. Our ability to emerge from the exploration stage with respect to our planned principal business activity is dependent upon our ability to attain profitable operations. There is no guarantee that we will be able to identify, acquire or develop mineral properties that we can develop profitability. Moreover, if a potential mineral property is identified which warrants our acquisition or participation, additional funds may be required for us to complete the acquisition or participation, and we may not be able to obtain such financing on terms which are satisfactory to us, if at all. Our management's plans for financing our operations include sales of our unregistered common stock and debt. If we are not successful with our plan of operations or our efforts to obtain additional financing, investors could then lose all or a substantial portion of their investment.

     In November 2003, we obtained a $6 million credit facility in connection with our acquisition of the Mesquite Mine. In addition, in December 2003, we completed a private placement of our common stock and warrants to purchase shares of our common stock which resulted in aggregate net proceeds to us of approximately $9.0 million.

     Our exploration program is designed to economically explore and evaluate our properties. We also intend to undertake development of the existing heap leach pads and exploration of the other areas of the Mesquite Mine in 2004. There can be no assurance that we will find any minerals or reserves on any of our exploration properties. We must conduct exploration to determine what amount of minerals, if any, exist on our properties and if any minerals which are found can be economically extracted and profitably processed.

     Except for the Mesquite Mine, none of our properties has commenced commercial production by us, and we have no history of earnings or cash flow from our operations. While we may attempt to generate additional working capital through the operation, development, sale or possible joint venture development of our properties, there is no assurance that any such activity will generate funds that will be available for operations.

     Our principal executive offices are located at 7000 Independence Parkway, Suite 160-135, Plano, Texas 75025, and our telephone number is (972) 208-0696.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


The Offering

Securities offered by the selling security holders  34,765,118 shares of common stock
                                                    5,635,650 warrants

Common stock outstanding as of January 20, 2004 .   37,911,828(1) shares

Use of Proceeds. . . . . . . . . . . . . . . . . .  We will not receive any of the proceeds from the sale of the shares
                                                    owned by the selling security
                                                    holders.  We may receive proceeds in
                                                    connection with the exercise of the
                                                    warrants, the underlying shares of
                                                    which may in turn be sold by the
                                                    selling security holders under this
                                                    prospectus.

Risk Factors . . . . . . . . . . . . . . . . . . .  Prior to making an investment decision, you should carefully
                                                    consider all of the information in this
                                                    prospectus and, in particular, you
                                                    should evaluate the risk factors set
                                                    forth under the caption "Risk
                                                    Factors" beginning on page 4.

Pink Sheets Symbol . . . . . . . . . . . . . . . .  WGDF


_______________________________
(1) Includes (a) 12,500,000 shares of our common stock issued in escrow subject to the terms of our November-December 2003 private placement described under the heading "Plan of Operations - Liquidity and Capital Resources; Recent Developments," and (b) 1,125,000 shares of our common stock held by Newmont Mining Corporation which will be returned to us if the private placement escrow shares are returned to us.



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


SUMMARY FINANCIAL DATA

     The following table presents certain selected historical consolidated financial data. The historical consolidated financial information as of and for the fiscal year ended December 31, 2002 has been derived from our consolidated financial statements, which have been audited by Williams & Webster, P.S., independent accountants. The historical consolidated financial information for the nine months ended September 30, 2003 and September 30, 2002 have been derived from our unaudited consolidated financial statements. You should read the data set forth below together with the section entitled "Plan of Operation" and our financial statements and related notes included elsewhere in this prospectus.

                                                                            Fiscal Year
                                               Nine Months Ended               Ended
                                         September 30,    September 30,    December 31,
                                             2003             2002             2002
                                        ---------------  ---------------  --------------
          STATEMENT OF OPERATIONS DATA:

          Revenues                      $            -   $            -   $           -

          Operating loss                      (632,417)        (130,858)       (306,207)

          Net loss                            (625,839)        (130,858)       (370,051)

          Net loss per share - Basic             (0.07)           (0.04)          (0.08)

          Net loss per share - Diluted           (0.07)           (0.04)          (0.08)



                                     September 30,   December 31,
                                          2003           2002
                                     --------------  -------------
          BALANCE SHEET DATA:

          Total assets               $      955,239  $     680,062

          Total current liabilities         121,772         61,000

          Stockholders' equity              833,467        619,062




--------------------------------------------------------------------------------

                                  RISK FACTORS

     An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this prospectus and in the documents incorporated by reference before deciding to invest in our common stock.

                          RISKS RELATED TO OUR INDUSTRY

A SUBSTANTIAL OR EXTENDED DECLINE IN GOLD PRICES WOULD HAVE A MATERIAL ADVERSE EFFECT ON US.

     Although we have no revenues, our business is extremely dependent on the price of gold, which is affected by numerous factors beyond our control. Factors tending to put downward pressure on the price of gold include:

     -    sales or leasing of gold by governments and central banks;

     -    a low rate of inflation and a strong U.S. dollar;

     -    global and regional recession or reduced economic activity;

     -    speculative trading;

     - the demand for gold for industrial uses, use in jewelry, and investment;

     -    high supply of gold from production, disinvestment, scrap and hedging;

     -    interest rates;

     -    sales by gold producers in forward transactions and other hedging;

     - the production and cost levels for gold in major gold-producing nations; and

     - the cost level (in local currencies) for gold in major consuming nations.

     Any drop in the price of gold would adversely impact our future revenues, profits and cash flows. In addition, sustained low gold prices can:

     - reduce revenues further by production cutbacks due to cessation of the mining of deposits or portions of deposits that have become uneconomic at the then-prevailing gold price;

     -    halt or delay the development of new projects;

     - reduce funds available for exploration, with the result that depleted reserves are not replaced; and

     - reduce the existing reserves, by removing ores from reserves that cannot be economically mined or treated at prevailing prices.

CURRENCY FLUCTUATIONS MAY AFFECT THE COSTS THAT WE INCUR.

     Currency fluctuations may affect the costs that we incur at our operations. Gold is sold throughout the world based principally on the U.S. dollar price, but a portion of our operating expenses are incurred in local currencies. The appreciation of non-U.S. dollar currencies against the U.S. dollar can increase the costs of gold production in U.S. dollar terms at mines located outside the United States.

WE ARE SUBJECT TO EXTENSIVE ENVIRONMENTAL LAWS AND REGULATIONS.

     Our exploration, production and processing operations are extensively regulated under various U.S. federal, state and local and foreign laws relating to the protection of air and water quality, hazardous waste management and mine reclamation. We may have potential future liability for environmental costs. In addition, we may be subject to reclamation costs for our claims, even if we have not conducted the activity on those properties. Further, the regulatory environment for our operations could change in ways that would substantially increase our liability or the costs of compliance and that could have a material adverse effect on our operations or financial position.

     Various laws and permits require that financial assurances be in place for certain environmental and reclamation obligations and other potential liabilities. We may be unable to undertake any trenching, drilling, or development on any of our properties until we obtain financial assurances to cover potential liabilities.

WE FACE STRONG COMPETITION FROM OTHER MINING COMPANIES FOR THE ACQUISITION AND DEVELOPMENT OF MINING PROPERTIES.

     The mineral exploration and mining business is competitive in all of its phases. We compete with numerous other companies and individuals, including competitors with greater financial, technical and other resources, in the search for and the acquisition of mineral interests. There is no assurance that we will continue to be able to compete successfully with its competitors in acquiring such properties or royalties.

     Mines have limited lives and as a result, we may continually seek to find new properties. In addition, there is a limited supply of desirable mineral lands available in the United States where we would consider conducting exploration activities. Because we face strong competition for new properties from other mining companies, some of whom have greater financial resources than we do, we may be unable to acquire attractive new mining properties on terms that we consider acceptable.

     The availability of funds for exploration is sometimes limited, and we may find it difficult to compete with larger and more well-known companies for capital. Even though we have the right to the minerals on our claims, there is no guarantee we will be able to raise sufficient funds in the future to maintain our mineral claims in good standing. Therefore, if we do not have sufficient funds for exploration our claims might lapse and be staked by other mining interests. We might be forced to seek a joint venture partner to assist in the exploration of our mineral claims. In this case, there is the possibility that we might not be able to pay our proportionate share of the exploration costs and might be diluted to an insignificant carried interest.

     Even when a commercial viable ore body is discovered, there is no guarantee competition in refining the ore will not exist. Other companies may have long term contracts with refining companies thereby inhibiting our ability to process our ore and eventually market it. At this point in time we do not have any contractual agreements to refine any potential ore we might discover on our mineral claims.

OUR EARNINGS COULD BE AFFECTED BY THE PRICES FOR OTHER COMMODITIES.

     Our revenues and earnings also could be affected, to a lesser extent than by the price of gold, by the prices of other commodities such as copper and zinc.

                         RISKS RELATED TO OUR OPERATIONS

WE HAVE A SUBSTANTIAL AMOUNT OF INDEBTEDNESS.

     In November 2003, we and Western Mesquite Mines, Inc., our wholly-owned subsidiary, entered into a credit facility agreement which provides for RMB International (Dublin) Limited to make available an aggregate amount of $6 million available to Western Mesquite Mines, Inc. This level of indebtedness could have important consequences on our operations, including:

     - we may need to use a large portion of the money we earn to repay principal and pay interest on our debt, which will reduce the amount of money available to finance our operations and other business activities;

     - our debt level may make us more vulnerable to economic downturns and adverse developments in our businesses and markets;

     - our debt level may reduce our flexibility in responding to changing business and economic conditions, including increased competition in our industry; and

     - our debt level may limit our ability to pursue other business opportunities, borrow money for operations or capital in the future or implement our business strategy.

     We expect to obtain the money to pay our expenses and to pay principal and interest on our debt from our cash flow. Our ability to meet these requirements will depend on our future financial performance, which will be affected by financial, business, economic and other factors. We will not be able to control many of these factors, such as economic conditions in the markets in which we operate. We cannot be certain that our future cash flow will be sufficient to allow us to pay principal and interest on our debt and meet our other obligations. If we do not have enough money to do so, we may be required to refinance all or part of our existing debt, sell assets or borrow more money. We cannot assure you that we will be able to do so on commercially reasonable terms, if at all.

OCCURRENCE OF EVENTS FOR WHICH WE ARE NOT INSURED MAY AFFECT OUR CASH FLOWS AND OVERALL PROFITABILITY.

     We maintain insurance to protect ourselves against certain risks related to our operations. This insurance is maintained in amounts that are believed to be reasonable depending upon the circumstances surrounding each identified risk. However, we may elect not to have insurance for certain risks because of the high premiums associated with insuring those risks or for various other reasons. Occurrence of events for which we are not insured may affect our cash flows and overall profitability.

INCREASED COSTS COULD AFFECT PROFITABILITY.

     The cash cost of production at any particular mining location is frequently subject to great variation from one year to the next due to a number of factors, such as changing waste-to-ore ratios, ore grade and metallurgy.

MINING ACCIDENTS OR OTHER ADVERSE EVENTS AT A MINING LOCATION COULD REDUCE OUR PRODUCTION LEVELS.

     At any of our operations, production may fall below estimated levels as a result of mining accidents such as a pit wall failure in an open pit mine, or cave-ins or flooding at underground mines. In addition, production may be unexpectedly reduced at a location if, during the course of mining, unfavorable ground conditions or seismic activity are encountered, ore grades are lower than expected, or the physical or metallurgical characteristics of the ore are less amenable to mining or treatment than expected.

IF THIS REGISTRATION STATEMENT IS NOT DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION BY MARCH 31, 2004, WE WILL HAVE TO PAY SUBSTANTIAL PENALTIES UNTIL THE DATE OF EFFECTIVENESS.

     In November 2003 we completed the purchase of the Mesquite Mine from Newmont Mining Corporation. In connection with the purchase of the Mesquite Mine, we issued shares of our common stock and warrants to purchase shares of our common stock to Newmont Mining Corporation and agreed to register the securities under the Securities Act of 1933. In the registration rights agreement, we agreed that if the Securities and Exchange Commission did not declare the registration statement effective by March 31, 2004, we would incur a penalty of approximately $350,000 per year based on the cash flow royalty interest related to the purchase of the Mesquite Mine.

IF WE CONTINUE TO EXPERIENCE SIGNIFICANT OPERATING LOSSES, WE MAY NOT BE ABLE TO CONTINUE AS A GOING CONCERN.

     We emerged from dormancy in 1999 to pursue mineral exploration and development opportunities, and have a limited operating history in our current form. Since we reorganized our business, we have incurred operating costs, but have not generated any revenue, in each quarter. We have incurred cumulative net losses of approximately $998,086 from April 1999 through September 30, 2003, and we anticipate a net loss at least through 2004. As disclosed in the report of independent auditors on our financial statements provided elsewhere in this prospectus, our recurring losses and negative cash flow from operations raise substantial doubt regarding our ability to continue as a going concern. We are a development stage company and have not generated any revenues from operations. Management is unwilling to make any commitment to loan us any money at this time. Accordingly, we must raise cash from sources other than the sale of minerals found on our property. Our only other source for cash at this time is third party investments in our company. We must raise cash to implement our business plan and stay in business.

     We believe that additional financing will be required in the future to fund our operations. We do not know whether additional financing will be available when needed or on acceptable terms, if at all. If we are unable to raise additional financing when necessary, we may have to delay our exploration efforts or any property acquisitions or be forced to cease operations. Collaborative arrangements may require us to relinquish our rights to certain of our mining claims.

WE HAVE NO FULL-TIME EMPLOYEES AND ARE DEPENDENT ON OUR DIRECTORS, OFFICERS AND THIRD-PARTY CONTRACTORS.

     We have three officers who are our only full time employees. We are wholly dependent upon the personal efforts and abilities of these officers and our other officers, directors and our consultants, each of whom devotes less than all of his time and efforts to our operations. The loss of any one of these individuals could adversely affect our business. We do not have employment agreements with any of our officers or directors. We are currently seeking to hire geologists or engineers on a permanent basis and unless and until we do so we must rely on consultants paid on a daily rate basis. Competition for such personnel is intense, and there is no assurance that we will be able to hire and retain such personnel in the future.

     In September 2003, Western Mesquite Mines, Inc., our wholly-owned subsidiary, entered into an agreement with Harrison Western Construction Corporation for the operation of the Mesquite Mine. The agreement has six month terms that are automatically renewed unless terminated by one of the parties. Although we are currently seeking to hire full-time administrative and operational personnel, we have not yet filled those positions. If Harrison Western Construction Corporation terminates this agreement, it would have a material adverse effect on our results of operations.

WE MAY BE UNABLE TO MAKE ACQUISITIONS OF PRODUCING PROPERTIES OR PROSPECTS OR SUCCESSFULLY INTEGRATE THEM INTO OUR OPERATIONS.

     Acquisitions of producing properties are an essential part of our long-term growth strategy. We may not be able to identify suitable acquisitions in the future or to finance these acquisitions on favorable terms or at all. In addition, we compete against other companies for acquisitions, many of whom have substantially greater managerial and financial resources than we do. The successful acquisition of producing properties requires an assessment of recoverable reserves, exploration potential, future mineral prices, operating costs, potential environmental and other liabilities and other factors beyond our control. These assessments are necessarily inexact and their accuracy inherently uncertain. Such a review may not reveal all existing or potential problems, nor will it necessarily permit us to become sufficiently familiar with the properties to fully assess their merits and deficiencies. Significant acquisitions can change the nature of our operations and business depending upon the character of the acquired properties, which may be substantially different in operating and geological characteristics or geographic location than existing properties. Our acquisitions may not be integrated successfully into our operations and may not achieve desired profitability objectives.

OUR OPERATIONS ARE DEPENDENT ON OUR HAVING RECEIVED THE REQUIRED PERMITS AND APPROVALS FROM GOVERNMENTAL AUTHORITIES.

     We are subject to numerous governmental environmental, mining and other consents, permits and approvals authorizing operations at our properties. In addition, our acquisition and operation of the Mesquite Mine is subject to various approvals from governmental authorities, some of which are still pending, including approvals from the California State Lands Commission, the California Bureau of Land Management and the California Regional Water Quality Control Board. A decision by a governmental agency to deny or delay issuing a new or renewed consent, permit or approval, to approve a transfer to us of an existing consent, permit or approval, or to revoke or substantially modify an existing consent, permit or approval, could have a material adverse effect on our ability to continue operations or implement our expansion plans at the affected property.

WE MAY NOT HAVE SATISFACTORY TITLE TO OUR PROPERTIES.

     The validity and ownership of mining property holdings can be uncertain and may be contested. Although we have attempted to acquire satisfactory title to our properties and claims, some risk exists that some titles, particularly titles to undeveloped properties, may be defective.

WE WILL HAVE TO SUSPEND OUR EXPLORATION PLANS IF WE DO NOT HAVE ACCESS TO ALL OUR SUPPLIES AND MATERIALS WE NEED.

     Competition and unforeseen limited sources of supplies in the industry could result in shortages of supplies, such as dynamite, and equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. If we cannot obtain the products and equipment we need, we will have to suspend our business plan until we are able to obtain those products and equipment.

WE NEED TO CONTINUALLY OBTAIN ADDITIONAL RESERVES FOR GOLD PRODUCTION.

     We must continually replace gold reserves depleted by production. Depleted reserves must be replaced by expanding known orebodies or by locating new deposits in order for us to maintain our production levels over the long term. Success in exploration for gold is uncertain. As a result, our reserve base may decline as reserves are produced without adequate replacement.

ESTIMATES OF PROVEN AND PROBABLE RESERVES ARE UNCERTAIN.

     Estimates of proven and probable reserves and cash operating costs are subject to considerable uncertainty. Such estimates are, to a large extent, based on interpretations of geologic data obtained from drill holes and other sampling techniques. Gold producers use feasibility studies to derive estimates of cash operating costs based upon anticipated tonnage and grades of ore to be mined and processed, the predicted configuration of the ore body, expected recovery rates of metals from the ore, comparable facility, equipment and operating costs, and other factors. Actual cash operating costs and economic returns on projects may differ significantly from original estimates. Further, it may take many years from the initial phase of drilling before production is possible and, during that time, the economic feasibility of exploiting a discovery may change. Any significant inaccuracies in these interpretations or assumptions or changes of conditions could cause the quantities and net present value of our reserves to be overstated. The reserve data included in this prospectus and documents incorporated by reference represent only estimates.
You should not assume that the present value referred to in this prospectus and other documents incorporated by reference represent the current market value of our estimated reserves.

                       RISKS RELATING TO OUR COMMON STOCK

WE MAY EXPERIENCE VOLATILITY IN OUR STOCK PRICE, WHICH COULD NEGATIVELY AFFECT YOUR INVESTMENT, AND YOU MAY NOT BE ABLE TO RESELL YOUR SHARES AT OR ABOVE THE OFFERING PRICE.

     There is no established public trading market for our common stock. Currently, our common stock is quoted on the Pink Sheets. There can be no assurance that our common stock will be admitted to trade on any established trading market or exchange. Additionally, if our common stock is admitted for listing or trading, there can be no assurance that it will maintain the requirements for continued listing or trading on an established trading market or exchange.

     Our common stock may not be traded actively. An illiquid market for shares of our common stock may result in lower trading prices and increased volatility, which could negatively affect the value of your investment. If an active trading market does develop, it may not last and the trading price of the shares may fluctuate widely as a result of a number of factors, many of which are outside our control. The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control, including:

     -    quarterly variations in operating results;

     -    changes in financial estimates by securities analysts;

     -    changes in market valuations of other similar companies;

     - announcements by us or our competitors of new products or of significant technical innovations, contracts, acquisitions, strategic partnerships or joint ventures;

     -    additions or departures of key personnel;

     - any deviations in net sales or in losses from levels expected by securities analysts; and

     -    future sales of common stock.

     In addition, the stock market has recently experienced extreme volatility that has often been unrelated to the performance of particular companies. These market fluctuations may cause our stock price to fall regardless of our performance.

IF SECURITIES OR INDUSTRY ANALYSTS DO NOT PUBLISH RESEARCH OR REPORTS ABOUT OUR BUSINESS, OUR STOCK PRICE AND TRADING VOLUME COULD DECLINE.

     There is no established public trading market for our common stock. The trading market for our common stock may depend on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over research and reports these analysts publish or whether they will be published at all. If one or more of the analysts who decides to cover us downgrade our stock, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

BECAUSE OUR SHARES ARE DEEMED "PENNY STOCKS," YOU MAY HAVE DIFFICULTY SELLING THEM IN THE SECONDARY TRADING MARKET.

     The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share. Additionally, if the equity security is not registered or authorized on a national securities exchange or NASDAQ, the equity security also would constitute a "penny stock." As our common stock falls within the definition of penny stock, these regulations require the delivery, prior to any transaction involving our common stock, of a risk disclosure schedule explaining the penny stock market and the risks associated with it. Disclosure is also required to be made regarding compensation payable to both the broker-dealer and the registered representative and current quotations for the securities. In addition, monthly statements are required to be sent disclosing recent price information for the penny stocks. The ability of broker-dealers to sell our common stock and the ability of shareholders to sell our common stock in the secondary market would be limited. As a result, the market liquidity for our common stock would be severely and adversely affected. We can provide no assurance that trading in our common stock will not be subject to these or other regulations in the future, which would negatively affect the market for our common stock.

A LARGE NUMBER OF SHARES WILL BE ELIGIBLE FOR FUTURE SALE AND MAY DEPRESS OUR STOCK PRICE.

     Our shares that are eligible for future sale may have an adverse effect on the price of our stock. As of January 20, 2004, there were 37,911,828 shares of our common stock outstanding, which includes 12,500,000 shares we issued into escrow subject to the satisfaction of certain conditions in our November-December 2003 private placement. Including the shares covered by this prospectus, approximately 6,502,909 of these shares are or will become freely tradeable without substantial restriction or the requirement of future registration under the Securities Act of 1933. The remainder of our outstanding shares are held by our officers, directors and greater than 5% shareholders and may be sold without registration under the exemption from registration provided by Rule 144 under the Securities Act of 1933. In addition, as of January 20, 2004, an additional 19,384,479 shares were subject to outstanding options and warrants.

     Sales of substantial amounts of common stock, or a perception that such sales could occur, and the existence of options or warrants to purchase shares of common stock at prices that may be below the then current market price of the common stock, could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities.

WE MAY CONDUCT FURTHER OFFERINGS IN THE FUTURE IN WHICH CASE YOUR SHAREHOLDINGS WILL BE DILUTED.

     We may conduct further equity offerings in the future to finance our current projects or to finance subsequent projects that we decide to undertake. If common stock is issued in return for additional funds, property or services, the price per share could be lower than that paid by our current stockholders.

     In December 2003, we completed a private placement of 12,500,000 units at a price of $0.80 per unit. Units consist of one share of our common stock, a warrant to purchase one share of our common stock exercisable for two years at an exercise price of $1.00 per share and one share of our common stock issued in escrow. Each purchaser of a unit in the private placement will receive an additional share per unit purchased if we do not close a transaction with another company before February 28, 2004 which results in the listing of the resulting company's securities on the Toronto Stock Exchange. However, if we successfully close the transaction before February 28, 2004, the shares issued in escrow will be returned to us and cancelled. We have entered into a letter of intent for a potential merger transaction to satisfy this condition of the private placement. There remain numerous conditions to the documentation and consummation of the transaction, and there can be no assurance that we will complete this transaction on terms that are favorable to us, if at all. The result of this could reduce the value of your stock.

WE DO NOT HAVE CUMULATIVE VOTING AND A SMALL NUMBER OF EXISTING SHAREHOLDERS CONTROL OUR COMPANY, WHICH COULD LIMIT YOUR ABILITY TO INFLUENCE THE OUTCOME OF SHAREHOLDER VOTES.

     Our shareholders do not have the right to cumulative votes in the election of our directors. Cumulative voting, in some cases, could allow a minority group to elect at least one director to our board. Because there is no provision for cumulative voting, a minority group will not be able to elect any directors. Accordingly, the holders of a majority of the shares of common stock, present in person or by proxy, will be able to elect all of the members of our board of directors.

     Our executive officers and directors, together with our largest shareholder, beneficially own approximately 17.2% of our common stock as of January 20, 2004. As a result, these entities and individuals may be able to control the outcome of shareholder votes, including votes concerning the election of directors, the adoption or amendment of provisions in our charter or bylaws and the approval of mergers and other significant corporate transactions.

OUR ARTICLES OF INCORPORATION CONTAIN PROVISIONS THAT DISCOURAGE A CHANGE OF CONTROL.

     Our articles of incorporation contain provisions that could discourage an acquisition or change of control without our board of directors' approval. Our articles of incorporation authorize our board of directors to issue preferred stock without shareholder approval. If our board of directors elects to issue preferred stock, it could be more difficult for a third party to acquire control of us, even if that change of control might be beneficial to shareholders.

                           FORWARD-LOOKING STATEMENTS

     This prospectus, the appendices and the documents incorporated by reference in this prospectus contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. These forward-looking statements are not based on historical facts, but rather reflect our current expectations concerning future results and events and generally may be identified by the use of forward-looking words or phrases such as "believe," "aim," "expect," "anticipate," "intend," "foresee," "likely," "should," "planned," "may," "estimated," "potential" or other similar or comparable words and phrases. Similarly, statements that describe our objectives, plans or goals are, or may be, forward-looking statements. In particular, statements, express or implied, concerning future operating results or the ability to generate income or cash flows are forward-looking statements.

     These forward-looking statements involve certain assumptions, risks and uncertainties, many of which are beyond our control, that could cause actual results to differ significantly from historical results or from those anticipated by management. You should understand that various factors, in addition to those discussed elsewhere in this prospectus and in the documents referred to in this prospectus, could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by us in those statements, including:

     - costs or difficulties related to the integration of the Mesquite Mine into our business plan may be greater than expected;

     - competitive pressures may increase in the industry or markets in which we operate;

     - extent of our success in discovering, developing and producing reserves and in acquiring new ore sites;

     - estimates of ore reserves are necessarily less than certain, particularly with respect to new discoveries;

     - actual future production, commodity prices, revenues, taxes, development, expenditures, operating expenses and quantities of ore reserves may vary from estimates;

     -    problems in meeting permitting and other regulatory requirements;

     - changes in general economic conditions or in political or competitive forces;

     -    changes in the securities or currency-exchange markets;

     -    dependence on key personnel;

     - risk that our analyses of these risks and forces could be incorrect or that the strategies developed to address them could be unsuccessful; and

     -    risks described under "Risk Factors."

     You are cautioned not to place undue reliance on these statements, which speak only as of the date of this prospectus or, in the case of documents incorporated by reference, the dates of those documents.

     All subsequent written and oral forward-looking statement attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the common stock by the selling security holders pursuant to this prospectus. We may receive proceeds from the issuance of shares of our common stock upon the exercise of the warrants. The warrants we issued in our November-December private placement also contain a "cashless exercise" provision, by which a warrant holder may elect to exercise the warrants without paying cash. Pursuant to that provision, a warrant holder may exercise a warrant to receive a number of shares of our common stock equal in market value to the difference between the market value of the shares issuable upon exercise and the total cash exercise price of the part of the warrant being exercised. We intend to use any proceeds from the exercise of warrants for working capital and other general corporate purposes. If all of the outstanding warrants are exercised for cash, we would receive aggregate gross proceeds of approximately $18.6 million.

                           PRICE RANGE OF COMMON STOCK

     There is no established public trading market for our common stock. Our common stock is quoted under the symbol "WGDF" on the Pink Sheets. The following table sets forth the high and low bid information for our common stock for the periods indicated, which reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions:


               QUARTER ENDED   HIGH BID QUOTATION   LOW BID QUOTATION
               -------------   ------------------   -----------------

          2003:
               FOURTH QUARTER  $              1.90  $            1.25
               THIRD QUARTER   $              2.00  $            1.60
               SECOND QUARTER  $              1.95  $            1.10
               FIRST QUARTER   $              2.05  $            1.60
          2002:
               FOURTH QUARTER  $              2.00  $            0.60
               THIRD QUARTER   $              1.01  $            0.15
               SECOND QUARTER  $              0.09  $            0.03
               FIRST QUARTER   $              0.09  $            0.09
          2001:
               FOURTH QUARTER  $              0.06  $            0.06
               THIRD QUARTER   $              0.06  $            0.06
               SECOND QUARTER  $              0.06  $            0.06
               FIRST QUARTER   $              0.00  $            0.00

     As of December 31, 2003, there were approximately 931 shareholders of record of our common stock.

                                 DIVIDEND POLICY

     We have never declared or paid dividends on our common stock. We currently intend to retain future earnings, if any, for use in our business, and, therefore, we do not anticipate declaring or paying any dividends in the foreseeable future. Payments of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion. In addition, our credit facility restricts our ability to pay dividends.

                                PLAN OF OPERATION

     We are a development stage precious metals production and exploration company focused on the western United States. In 1971 we entered into a period
of dormancy and did not conduct any business operations.   We emerged from
dormancy in 1999 to begin exploration activities. Until the completion of out acquisition of the Mesquite Mine on November 7, 2003, we had not generated any revenues from our operations.

     As an exploration stage company, management devoted most of its activities in acquiring and developing mineral properties. As an development stage company, management devotes most of its activities to the preparation of an established commercially minable deposit for extraction. Except with respect to the Mesquite Mine, there is no assurance that a commercially viable mineral deposit exists on any of our exploration properties. Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined. Our ability to emerge from the exploration stage with respect to our planned principal business activity is dependent upon our ability to attain profitable operations. There is no guarantee that we will be able to identify, acquire or develop mineral properties that we can develop profitability. Moreover, if a potential mineral property is identified which warrants our acquisition or participation, additional funds may be required for us to complete the acquisition or participation, and we may not be able to obtain such financing on terms which are satisfactory to us, if at all. The report of our independent auditors for our financial statements for the fiscal year ended December 31, 2002 included an explanatory paragraph which states that our accumulated deficit and lack of revenues raise substantial doubt about our ability to continue as a going concern. As of that time, our management's plans for our operations include sales of our unregistered common stock and debt.

     In early 2003 we began exploring the possibility of acquiring the Mesquite Mine in Imperial County, California from Newmont Mining Corporation and a subsidiary of Newmont Mining Corporation. In July 2003, we issued 111,859 shares of our common stock to Newmont Mining Corporation for an exclusive option to purchase the Mesquite Mine. In November 2003 we completed the purchase of the Mesquite Mine from Newmont Mining Corporation for:

     - assumption of reclamation responsibility and provision of approximately $7.8 million in reclamation bonds to various governmental authorities;

     - additional shares of our common stock and warrants to purchase our common stock. As a result of the transaction, Newmont Mining Corporation owns 3,454,468 shares of our common stock and warrants to purchase an additional 5,635,650 shares of our common stock exercisable for a period of five years beginning approximately 450 days after the date of issuance at an exercise price of $1.00, subject to anti-dilution adjustments. Newmont Mining Corporation is entitled to additional warrants under the transaction, and we are currently discussing with them the terms and number of those additional warrants;

     - a perpetual net smelter return royalty ranging from 0.5% to 2.0% on any newly mined ore; and

     - a net operating cash flow royalty equal to 50% of the proceeds received, minus certain operating costs and capital expenses, from the sale of ore or products derived from ore that was placed on the heap leach pads as of the acquisition date.

     The purchase included all infrastructure and necessary personnel, making this a "turn key" acquisition. We expect gold recovery from existing heap leach pads to continue over the next five years.

     In November 2003, we obtained a $6 million credit facility in connection with our acquisition of the Mesquite Mine. In addition, in December 2003, we completed a private placement of our common stock and warrants to purchase shares of our common stock which resulted in aggregate net proceeds to us of approximately $9.0 million. The warrants are exercisable for a period of two years from the date of issuance for a purchase price of $1.00 per share, subject to anti-dilution adjustments.

     We have negotiated a bonding plan through AIG Insurance for the operation and liability of the Mesquite Mine whereby the insurance company offers a series of environmental insurance programs designed to cap sponsor, vendor and partner liability for reclamation and closure costs, including cost overruns as a result of unexpected contamination, increased costs and legislative changes. The insurance company charged us an initial premium based on their estimate of the net present value of the completion of the reclamation, plus an annual fee. In exchange, the insurance company insures the reclamation and closure process and provides the surety bond. Claims are made against the insurance policy and funds released to pay for the reclamation and closure expenditures as they are incurred. Any revenues from the sale of material is to the account of the project sponsor and any profits from cost savings in the actual program versus the bonded amount are released to the sponsors when the project bonding is released.

     In addition to acquiring the existing heap leach pads which are producing gold, we also acquired an existing remaining geologic resource. Current estimated gold ore resources in the area of the mining pit are 41.6 million tons of ore grading 0.0205 ounces of gold per ton. We estimate that all in costs for these gold resources are $311 per ounce.

     There are two phases of the Mesquite project. The continuing operations comprise leaching of ore stacked on the pads prior to September 2001. We intend to implement a program that will seek to increase recovery from the pads. We estimate that we will invest approximately $1.2 million for operating and expenses and infrastructure improvements for the Mesquite project through 2004.

     Our exploration program is designed to economically explore and evaluate our properties. We also intend to undertake development of the existing heap leach pads and exploration of the other areas of the Mesquite Mine in 2004. There can be no assurance that we will find any minerals or reserves on any of our exploration properties. We must conduct exploration to determine what amount of minerals, if any, exist on our properties and if any minerals which are found can be economically extracted and profitably processed.

     We intend to contact other companies to explore joint venture possibilities with respect to any findings of mineralized materials on our properties. We intend to attempt to locate an open pit and engage a joint venture candidate with funds available to support the cost of an open pit mine and the operational experience to direct the exploration operation. Currently, we have not identified or contacted any joint venture candidates, and we cannot assure you that we will be able to enter into a joint venture arrangement for the development of our properties on terms that are favorable to us, if at all.

RESULTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 20, 2003

     We have not earned any revenues from operations from the period when we emerged from dormancy in April 1999 through the nine month period ended September 30, 2003. We do not anticipate earning revenues until such time as we have entered into commercial production of our mineral properties.

     Our activities during the period we emerged from dormancy in April 1999 through the nine month period ended September 30, 2003 were focused on the acquisition of our interests in our mineral properties. We acquired 100% interest in ten properties. Each property is made up of a number claims. As of the nine month period ended September 30, 2003, we have conducted no exploration of our own on any of these claims with the exception of minor surface sampling, assaying and mapping of some of the surface veins and underground workings where accessible. From the period we emerged from dormancy in April 1999 through the nine month period ending September 30, 2003, we have used our common stock to raise money for our property acquisitions and for corporate expenses.

     Operating expenses in the nine-months ended September 30, 2003 were $632,417 compared to $130,858 for the nine months ended September 30, 2002. These operating expenses included expenditures associated with exploration activities, payments to consultants, legal and accounting fees, directors fees and general and administrative expenses. The largest increase in expenditures occurred in payment of consulting fees reflecting the our increased activity in
conducting due diligence and evaluation of the Mesquite Mine acquisition.   Net
cash from financing activities in the nine months ended September 30, 2003 was $125,900 compared to $10,000 for the nine months ended September 20, 2002. Net cash from financing activities in the year ended December 31, 2002 was

$541,500. These numbers reflect the financing activity which occurred primarily in the fourth quarter of 2002 and the exercise of warrants in the third quarter of 2003.

LIQUIDITY AND CAPITAL RESOURCES; RECENT DEVELOPMENTS

     As of the date of this prospectus, we have yet to generate any revenues from our business operations. There is limited historical financial information regarding our company upon which to base an evaluation of our performance.

     Our continued existence and plans for future growth depend on our ability to obtain the capital necessary to operate through the generation of revenue and the issuance of additional debt or equity. We may need to raise additional capital to fund normal operating costs and exploration efforts. If we are not able to generate sufficient revenues and cash flows or obtain additional or alternative funding, we may be unable to continue as a going concern. As disclosed in the report of independent auditors on our financial statements for the fiscal year ended December 31, 2002 provided elsewhere in this prospectus, our accumulated deficit and lack of revenues raise substantial doubt regarding our ability to continue as a going concern. We are a development stage company and have not generated any revenues from operations. Management is unwilling to make any commitment to loan us any money at this time. Accordingly, we must raise cash from sources other than the sale of minerals found on our property. That cash must be raised from other sources. Our only other source for cash at this time is third party investments in our company. We must raise cash to implement our business plan and stay in business.

     At September 30, 2003, we had cash of approximately $65,950 as compared to approximately $209,000 at December 31, 2002. As of September 30, 2003, we had an accumulated deficit of $1,464,695 and no revenues compared to approximately $838,856 and no revenues at December 31, 2002. Total liabilities as of September 30, 2003 were approximately $121,772 as compared to approximately $61,000 at December 31, 2002. At September 30, 2003, we anticipated that our minimum cash requirements to continue as a going concern would be approximately $250,000.

     Except for the Mesquite Mine, none of our properties has commenced commercial production, and we have no history of earnings or cash flow from our operations. While we may attempt to generate additional working capital through the operation, development, sale or possible joint venture development of our properties, there is no assurance that any such activity will generate funds that will be available for operations.

     In November 2003, Western Mesquite Mines, Inc., our wholly-owned subsidiary, entered into a $6 million credit facility agreement with RMB International (Dublin) Limited and RMB Resources Limited. We guaranteed the obligations of Western Mesquite Mines, Inc. under the facility agreement and issued warrants to purchase 780,000 shares of our common stock to RMB Resources Limited. The warrants are exercisable for a period of three years from the date of the facility agreement for a purchase price of $1.00 per share, subject to adjustments.

     Western Mesquite Mines, Inc. must make accrued interest payments beginning in January 2004. Borrowings under the facility agreement bear interest at a base interest rate of LIBOR plus 6 percent. Borrowings under the facility agreement also bear interest at a variable interest rate of:

     - 20% to and including the date which the agent under the facility agreement determines that the internal rate of return of Western Mesquite Mines, Inc. has equaled or exceeded 20 percent; and then

     - at a rate of 10% until economic exhaustion of gold production from the ore currently located on the heap leach facilities on the project areas described in the facility agreement.

     Under the terms of the facility agreement, Western Mesquite Mines, Inc. must use the proceeds to fund the Mesquite Mine leach heap extraction. Western Mesquite Mines, Inc. must make quarterly principal reduction payments of $750,000 beginning in January 2004. If Western Mesquite Mines, Inc. does not make a quarterly payment, it must pay an additional amount of not less than $750,000 on the next quarterly payment date as a reduction in principal. It is an event of default under the facility agreement if Western Mesquite Mines, Inc. fails to pay amount of not less than $750,000 on two consecutive quarterly payment dates. In addition, Western Mesquite

Mines, Inc. must pay 50% of its excess cash flow, as defined in the facility agreement, for each quarter as a prepayment of principal. Western Mesquite Mines, Inc. may prepay all or part of the outstanding principal on any quarterly date after January 2004 and before the final repayment date in an amount of not less than $200,000.

     In December 2003, we completed a private placement of 12,500,000 units at a price of $0.80 per unit. Units consist of one share of our common stock, a warrant to purchase one share of our common stock exercisable for two years at an exercise price of $1.00 per share and one share of our common stock issued in escrow. Each purchaser of a unit in the private placement will receive an additional share per unit purchased if we do not close a transaction with another company before February 28, 2004 which results in the listing of the resulting company's securities on the Toronto Stock Exchange. However, if we successfully close the transaction before February 28, 2004, the shares issued in escrow will be returned to us and cancelled. We have entered into a letter of intent for a potential merger transaction to satisfy this condition of the private placement. There remain numerous conditions to the documentation and consummation of the transaction, and there can be no assurance that we will complete this transaction on terms that are favorable to us, if at all.

     We also agreed to register under the Securities Act of 1933, as amended, the shares of common stock issued in the private placement, issued upon exercise of the warrant issued in the private placement and shares of any resulting entity in a merger transaction. In addition, we agreed under certain circumstances, upon the request of the holders, to include those shares of our common stock in a securities registration that we undertake on our behalf or on behalf of others.

     As of the date of this prospectus, we believe that we have sufficient working capital to make the royalty payments required on our properties and to conduct preliminary exploration programs. We may need to obtain additional funds, either through equity offerings or debt, to fund our general and administrative expenses, make the advance royalty payments required on our properties and conduct exploration programs on our properties. Failure to obtain such additional financing will result in the loss by us of our interests in our mineral properties. We have no agreements or understandings with any person for additional financing.

                                    BUSINESS

     We were incorporated in the State of Idaho in 1924 as an exploration corporation. In 1971 we entered into a period of dormancy and did not conduct any business operations. We emerged from dormancy in 1999 to begin exploration activities. As of the date of this prospectus, we have not generated any revenues from our operations.

     We are a development stage company. In an exploration stage company, management devotes most of its activities in acquiring and developing mineral properties. In a development stage company, management devotes most of its activities to the preparation of an established commercially minable deposit for extraction. Except with respect to the Mesquite Mine, there is no assurance that a commercially viable mineral deposit exists on any of our exploration properties. Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined. Our ability of to emerge from the exploration stage with respect to our planned principal business activity is dependent upon our ability to attain profitable operations. There is no guarantee that we will be able to identify, acquire or develop mineral properties that will produce profitability. Moreover, if a potential mineral property is identified which warrants acquisition or participation, additional funds may be required to complete the acquisition or participation, and we may not be able to obtain such financing on terms which are satisfactory to us. The report of our independent auditors for our financial statements for the fiscal year ended December 31, 2002 included an explanatory paragraph which states that our accumulated deficit and lack of revenues raise substantial doubt about our ability to continue as a going concern. Our management's plans for our continuation as a going concern include financing our operations include sales of our unregistered common stock and debt. If we are not successful with our plans, investors could then lose all or a substantial portion of their investment.

     In November 2003, we obtained a $6 million credit facility in connection with our acquisition of the Mesquite Mine. In addition, in December 2003, we completed a private placement of our common stock and warrants to purchase shares of our common stock which resulted in aggregate net proceeds to us of approximately $9.0 million. The warrants are exercisable for a period of two years from the date of issuance for a purchase price of $1.00 per share, subject to anti-dilution adjustments.

MESQUITE MINE

     In early 2003 we began exploring the possibility of acquiring the Mesquite Mine in Imperial County, California from Newmont Mining Corporation and a subsidiary of Newmont Mining Corporation. In July 2003, we issued 111,859 shares of our common stock to Newmont Mining Corporation for an exclusive option to purchase the Mesquite Mine. In November 2003 we completed the purchase of the Mesquite Mine from Newmont Mining Corporation for:

     - assumption of reclamation responsibility and provision of approximately $7.8 million in reclamation bonds to various governmental authorities;

     - additional shares of our common stock and warrants to purchase our common stock. As a result of the transaction, Newmont Mining Corporation owns 3,454,468 shares of our common stock and warrants to purchase an additional 5,635,650 shares of our common stock exercisable for a period of five years beginning approximately 450 days after the date of issuance at an exercise price of $1.00, subject to anti-dilution adjustments. Newmont Mining Corporation is entitled to additional warrants under the transaction, and we are currently discussing with them the terms and number of those additional warrants;

     - a perpetual net smelter return royalty ranging from 0.5% to 2.0% on any newly mined ore; and

     - a net operating cash flow royalty equal to 50% of the proceeds received, minus certain operating costs and capital expenses, from the sale of ore or products derived from ore that was placed on the heap leach pads as of the acquisition date.

     The purchase included all infrastructure and necessary personnel, making this a "turn key" acquisition. We expect gold recovery from existing heap leach pads to continue over the next five years.

     We have negotiated a bonding plan through AIG Insurance for the operation and liability of the Mesquite Mine whereby the insurance company offers a series of environmental insurance programs designed to cap sponsor, vendor and partner liability for reclamation and closure costs, including cost overruns as a result of unexpected contamination, increased costs and legislative changes. The insurance company charged us an initial premium based on their estimate of the net present value of the completion of the reclamation, plus an annual fee. In exchange, the insurance company insures the reclamation and closure process and provides the surety bond. Claims are made against the insurance policy and funds released to pay for the reclamation and closure expenditures as they are incurred. Any revenues from the sale of material is to the account of the project sponsor and any profits from cost savings in the actual program versus the bonded amount are released to the sponsors when the project bonding is released.

     In addition to acquiring the existing heap leaches which are producing gold, we will also acquire an existing remaining geologic resource. Current estimated gold ore resources in the disturbed area of the mining pit are 854,099 contained ounces of gold, 617,052 recoverable, based on 41.6 million tons of ore grading 0.0205 ounces of gold per ton. We estimate that all in costs for these gold resources are $311 per ounce.

     There are two phases of the Mesquite project. The continuing operations comprise leaching of ore stacked on the pads prior to September 2001. We intend to implement a program that will seek to increase recovery from the pads. We estimate that we will invest approximately $1.2 million for operating and expenses and infrastructure improvements for the Mesquite project through 2004.

   Location and access

     Mesquite is located south of the Chocolate Mountains in Imperial County, southern California in the Mojave Desert, approximately 35 miles east of Brawley and 45 miles northwest of Yuma, Arizona. Yuma is an established city of approximately 85,000 people located just north of the Mexican border. Mesquite is well supported by existing infrastructure, including state highway 78 that passes close to the mine, grid electric power and the Southern Pacific Rail Road.

     There has been intermittent mining in the area since the late 1800's. Modern development started in the early 1980's. The mine was opened in 1986 and operated continuously until May 2001. Since May 2001, gold production from the leach pads has continued without interruption. In 1986, the first full year of mining, a total of 8.7 million tons of material was mined at an average rate of approximately 30,000 tons per day. Production increased to a peak of 45 million tons in 1997, a rate of 132,000 tons per day. Mining ceased in May 2001 upon completion of the mine plan that had been permitted at that time. Permits for the mine expansion were received in early 2002.

   Previous Exploration

     During its fifteen year operating life, ownership of Mesquite changed four times. Gold Fields Mining Corporation developed the mine in the early 1980's. In 1989, Mesquite was transferred to Hanson Natural Resources. Hanson Natural Resources exchanged the wholly owned gold operations for assets held by Santa Fe Gold in 1993. In 1997, Newmont Mining Corporation acquired Santa Fe Gold.

     Since 1986, Mesquite has produced approximately three million ounces of gold from an estimated four million ounces placed on the leach pads. After mining ceased in May 2001 and ore stacking was completed in August 2001, production has continued from ore previously placed on the leach pads.

     Mining took place in three major pits, Big Chief to the northwest of the property, Rainbow to the northeast, and Vista to the southeast. Mine infrastructure was based in the center of the property, feeding three distinct areas of leach pads located to the south on the pediment.

     Gold recovery and leach pad infrastructure is located to the northeast of the three pad areas, and to the south of the mine infrastructure.

     Total gold production from mine inception in 1986 through September 30, 2003 was 2.987 million ounces of gold. In 2002, the mine produced 57,000 ounces of gold. During the first three quarters of 2003, Newmont Mining Corporation reported production of 40,300 ounces of gold at total cash costs of $172 per ounce.

   Leach Production

     The chart below shows the three-month moving average of daily gold production since the commencement of residual leach operations in September 2001 through September 30, 2003. The production trend has been flat, although there is seasonality with peak production in the winter and early spring because of higher evaporation rates in the extremely hot, dry summer months. This production profile is in contrast to the production decline seen at most leach operations after mining stops, indicating that the current leaching operation is continuing to take new gold into solution, as well as rinsing gold-bearing solutions from the pads.


                                [GRAPHIC OMITTED]

     Other Opportunities

     During its ownership of Mesquite, Hanson Natural Resources recognized that Southern California is facing a challenge to find landfills for residential, non-hazardous waste. Hanson Natural Resources developed an initial concept of filling the Mesquite pits with waste, which could then be covered and sealed. The County Sanitation District of Los Angeles County has developed and permitted a plan to create a 100 year landfill that, when completed, will be the largest residential waste disposal in the United States.

     Waste will be dumped on lined pads on the pediment to the southeast of the Mesquite pits, ultimately including the southern sections of the leach pads.
The waste dumps will utilize much of the material mined at Mesquite as liner and seal. Each cell of the landfill will be sealed as it is completed.

     Mine operations have preferential rights to the property until 2078. The landfill has numerous potential benefits for Mesquite, including contract mining and processing of material such as clay, waste and leached ore. Much of the infrastructure at the property is likely to be retained by the landfill, and we anticipate ongoing monitoring will be taken over by the landfill once Mesquite has met certain reclamation standards.

   Geology

     Mesquite is comprised of two sub-parallel, Oligocene-age ore bodies. Gold mineralization is hosted in Mesozoic gneisses that are intruded by biotite/muscovite rich granites. The district is covered by up to 200 feet of Tertiary and Quaternary sediments, shed from the south slope of the Chocolate Mountains. Gold mineralization is bound by post mineral faulting related to the Neogene San Andreas fault system.

   Stratigraphy

     Mesquite is hosted by a Jurassic-aged gneiss and pluton terrane. The stratigraphic sequence is, from bottom to top: mafic, hornblende-biotite, and biotite gneiss overlain by Bay Horse Quartzite, and Muscovite Schist. These units have been crosscut by a number of quartz, feldspar, biotite and muscovite-rich granite sills, plutons and dikes. The gneiss units are present in a shallowly dipping stratigraphic sequence, offset by numerous high and low angle faults. This package is overlain by up to 400 feet of Tertiary lithified silts, sands, and gravels and unconsolidated Quaternary gravels.

   Structure

     There are three main structural components; in order of decreasing age:

     - Northwest strike, shallow dip to the southwest, reverse faults consisting of a 5 to 10 foot thick zone of pale green gouge and commonly separate mineralized, strongly fractured gneiss in the hanging wall and un-mineralized gneiss in the footwall. These structures appear to predate alluvium deposition.

     - East-west strike, near vertical, right-lateral strike slip faults between which dilational extension probably occurred. These faults show evidence of reactivation and offset the Tertiary-Bedrock contact.

     - Northwest strike, near vertical faults with relatively small offsets, which reflect the primary distribution of gold mineralization.

     - Northeast strike, near vertical normal faults that offset all other structural elements and the alluvial overburden.

     These structures have provided both conduits and offsets to the ore bodies found at Mesquite. The high-angle northwest structures appear to have the greatest control on gold distribution, while the high-angle northeast faults have offset the ore bodies in a stair step fashion. Finally, the system is bounded San Andreas parallel structures that terminate known mineralization to the south and north.

   Mineralization

     Gold mineralization at Mesquite was deposited in an epithermal setting, within 500 to 1000 feet of the surface. The majority of economic mineralization is found in the biotite gneiss and hornblende biotite gneiss, while mafic gneiss and intrusive rocks are generally less mineralized. Gold mineralization is both disseminated and vein hosted within these units. The majority of the vein types are fault controlled, with moderate to steep dip.

     Gold occurs as both submicron disseminated and coarse gold. All documented gold occurrences are native gold, and classification has been based on silver content and grain size. A silver-free native gold is the most common type in the oxidized zone. It occurs in particles less then 5 microns in size, although clusters up to 100 microns are common in fault zones.

     A second type is the silver-bearing (5 to 20%) coarse (10 to 600 microns) gold. Average size is 30 to 50 microns and typically found in the unoxidized zone, and only occasionally in the oxidized zone. Silver-bearing gold is associated with quartz-adularia pyrite veins containing arsenopyrite, magnetite, and chalcopyrite.

     Visible gold has been identified throughout Mesquite. Small flakes, less than 50 micron, of free "flour" gold have been found within the oxidized gouge and clay fault zones. The flour gold is thought to be a result of re-mobilization during oxidation and is supergene in nature. Gold is typically associated with titanium oxides (rutile) and hematite. These zones are limited in extent but can be extremely high grade. Typical gold values range from 1.0 to 2.0 oz/t gold; with a high of 36 oz/t Au recorded.

     Coarse-grained hypogene gold has also been noted with more frequency and larger size in the unoxidized portion of the deposits. Recent test work on non-oxidized ore indicates that 65 to 78% of the gold is liberated free milling gold, 13% is associated with refractory sulfide minerals, and the remainder is associated with iron oxides and carbonates. Coarse gold generally occurs as electrum within quartz veins (occluded and void fill), while the refractory portion is found within overgrowth rims of arsenopyrite, chalcopyrite, and pyrite.

SUNNY SLOPE GOLD MINE

   Property and Ownership

     We own a 100% interest in the Sunny Slope gold mine, which consists of 240 acres of unpatented claims located in Mineral County, Nevada. We have outlined a program to put the mine into production in 2005. We anticipate the mine to produce approximately 50 tons per day producing 5,000 ounces of gold per year at a cost of less than $200 per ounce. We expect capital costs to be low due to accessibility of ore at surface, infrastructure on the property and minimum permitting required. There are no underlying royalties on the property.

     The Sunny Slope project is situated at an elevation of approximately 6,200 feet and is accessible year round by paved and maintained dirt roads. A power line that services a radio tower on the crest of the range to the east passes directly through the Sunny Slope claim block. The mine site also has a sufficiently large area that was prepared for past mining operations, and only minimal surface impacts will be required to construct a new processing plant and other necessary mine facilities.

   Geology and Mineralization

     The Sunny Slope gold mine is a high-grade, quartz-gold vein system hosted in metamorphosed sedimentary, volcanic and intrusive rocks of the Excelsior Formation. At least two gold-bearing brecciated quartz veins have been identified along northwest trending fault zones. The veins, which are poorly exposed on the surface but easily mapable underground, appear to extend for many hundreds of feet in strike length. The vertical extent of the high-grade veins is unknown because we have not yet been drill tested the property.

     Although the Sunny Slope gold mine has never been drilled, existing underground exposures of high-grade veins indicate that mineralization is relatively continuous, visually discernible and may be mined efficiently at reasonably low production costs. In addition, the deposit is open at depth and to the north and northwest, where high-grade gold may be present beneath a thin layer of colluvium, which currently conceals the entire area.

     In addition to the high-grade quartz-gold veins that occur at Sunny Slope, a second target has been identified. The high-grade veins may actually represent the surface manifestation of a much larger gold porphyry system that is concealed beneath the surface. Significant copper-gold porphyry deposits that are associated with Jurassic intrusives are common in the area. Regional geologic mapping suggests that this same Jurassic intrusive may underlie the rocks that host precious metals at Sunny Slope.

     Gold-copper porphyry deposits that are recognized in the area include the Yerington, Pumpkin Hollow and Northern Lights mines. The Yerington Mining District, the most prolific in the area, is approximately 19 miles west-northwest of Sunny Slope and hosts a future copper reserve of greater than one billion tons of 0.4% copper. Anaconda operated the Yerington Mine from the mid-1950's to 1978 and produced 162 million tons of 0.55% copper. The Pumpkin Hollow deposit lies 15 miles northwest of Sunny Slope and hosts a significant high-grade underground copper-gold resource. The Northern Lights Mine, located approximately eight miles north of Sunny Slope, produced copper and precious metals intermittently during the 1900's. Each of these deposits is situated along a general northwest-trending lineament characterized by many anomalous to ore grade copper-gold occurrences.

     In September 1999, we collected channel samples from the vein and structural zone which returned strongly anomalous gold values, including a four-foot sample assaying 0.242 ounces of gold per ton. A separate two-foot channel sample taken from the sheared hanging wall contact of the vein contained
24.752 ounces of gold per ton.

     Recent underground exploration and development work we conducted in February 2003 identified a new style of mineralization hosted in a three-foot thick shear zone that contained no visible quartz. The channel sample collected across this zone assayed 1.758 ounces of gold per ton. Previous underground mining operations apparently did not recognize this structure as an ore host because the majority of the shear zone remains intact.

     Surface and underground geologic mapping indicates that the mineralized veins and shear zones are open both along strike and down dip. The existing underground workings encompass a relatively small area that measures approximately 300 feet laterally by 200 feet vertically. Surface alteration has been recognized for a distance of at least 2,500 feet along the northwest strike of the veins and the quartz veins continue to extend below the deepest underground workings. Therefore, we believe both surface and underground exploration drilling will be paramount in delineating additional high-grade ore.

   Previous Exploration

     Numerous shafts, adits and prospect workings are found in the Sunny Slope project area as well as a well-preserved, historic stamp mill. This relatively large mill facility suggests that the mine was of sufficient size and value to support a substantial mining operation which may have pre-dated the 1900's. Small-scale underground mining has been conducted in the project area since the early 1900's although no specific records of past production could be located.

     In the mid-1990's, Kennecott Corporation carried out a surface and underground geochemical sampling program on the Sunny Slope gold mine that returned gold values as high as 11.0 ounces of gold per ton in one sample of vein material. Numerous other hand samples assayed more than 1.0 ounces of gold per ton. Kennecott Corporation showed significant interest in the property and was planning to conduct a more detailed surface and underground exploration program, however following its acquisition by Rio Tinto in 1995, the mine did not fulfill the minimal size requirements of the new company and therefore was not acquired.

   Production Program and Budget

     Our primary objective for the Sunny Slope Gold Mine is to develop an underground mining operation. The mine's high-grade gold mineralization is readily accessible on the surface and is complimented by existing infrastructure. In addition, we believe that minimal surface impacts are required to initiate mining operations.

     We have budgeted approximately $600,000 to put the Sunny Slope gold mine into production and approximately an additional $800,000 for continued exploration on the property for three years.

LINCOLN HILL MINE

     Property and Ownership

     The Lincoln Hill Mine project is a high-grade, quartz-gold-tourmaline stockwork overprinting a large, moderate-grade, disseminated replacement precious metal mineralizing system. The project consists of one patented and 34 unpatented claims covering 700 acres in the Rochester Mining District and is approximately 12 miles north of Lovelock, Nevada and two miles west of Coeur Rochester's Nenzel Hill gold-silver deposit. The claims were acquired from Mountain Gold Exploration, Inc. and a private individual under a standard ten-year lease option which included a payment of $5,000, a first year work commitment of $10,000 and a 2% net smelter return royalty upon production. The Lincoln Hill Mine is a project we have leased from an entity that controls the claims. Thomas E. Callicrate, our Director and Vice President of Exploration is also the President, Secretary and Treasurer of Mountain Gold Exploration, Inc. See "Certain Transactions."

     Access to the Lincoln Hill property is via Interstate 80 to Coeur Rochester's paved mine access road followed by light duty dirt roads from the mouth of Rochester Canyon. The project is situated between 5,800 feet and 7,000 feet above sea level and is accessible year round.

     The property has a well-developed infrastructure established during past mining activities, which includes numerous roads, drill pads and a nearby power line.

   Geology and Mineralization

     Precious metal mineralization at Lincoln Hill is hosted in Permian age Rochester Rhyolite, which is intensely altered over an extensive area. Multiple gold-silver-bearing mineralizing events have been identified including early regional silicification, pyritization and the introduction of disseminated gold and silver. Later high-grade, coarse gold-bearing quartz-tourmaline stockwork veins and hematitic-clay zones were the focus of previous underground mining operations.

     Within the extensively silicified area of disseminated precious metal mineralization, bonanza-grade free gold occurs as pockets, void fillings and disseminations within saccharoidal quartz stockwork-veining and tectonic fault zones. Visible gold specimens can be found on several of the mine dumps. In addition, placer gold deposits have been worked below Lincoln Hill in High Grade Canyon.

     Rock chip samples we collected in 1999 over an extensive area confirmed high-grade gold values hosted in the quartz-tourmaline stockwork veins and hematitic clay zones. Assays ranged from anomalous to 2.04 ounces of gold per ton. Random surface grab samples collected from pervasively silicified outcrops that were void of stockwork mineralization returned assays ranging from anomalous to 0.134 ounces of gold per ton.

   Previous Exploration

     The earliest prospecting activity occurred in the Lincoln Hill area during the late 1860's, and in 1912 prospectors discovered very rich, quartz-gold-bearing rock scattered along the flanks of Lincoln Hill. Although specific precious metal production figures are unavailable, the more than 3,000 feet of underground workings demonstrate that a substantial underground mining operation was once in existence.

     Many mining companies have conducted significant surface and underground geochemical sampling and geologic mapping programs at Lincoln Hill including Newmont Mining Corporation, Coeur d'Alene Mines, Anglo Gold and MK Gold. Multiple high-grade quartz-tourmaline stockwork veins and hematitic clay zones, which were the focus of past underground operations, were identified. These high-grade zones were found to be surrounded by an extensive regional silicification event that deposited widespread disseminated gold and silver mineralization.

     Currently, we are compiling a geologic data package based on the results of previous work completed on the property and are conducting a thorough review of the technical information. We believe the Lincoln Hill property has the potential to develop into a large, open pit mine as well as a high-grade underground operation.

   Program and Budget

     Our Lincoln Hill Mine claims include both an underground target and a surface mineable, or open pit, target. We intend to conduct our exploration program underground utilizing the numerous drifts that already exist and on the surface using drilling and sampling. We also intend to trace the various veins and disseminations of minerals on the surface and samples these veins and other mineral occurrences as we go.

     We are planning a comprehensive exploration program which includes additional surface and underground mapping and sampling as well as a substantial drilling program to determine if the project should be developed in-house or with the support of a joint venture partner. We have budgeted approximately $1,680,000 to fund the project over a three year period.

OTHER MINING EXPLORATION CLAIMS

     In addition to the Mesquite Mine, Sunny Slope Mine and the Lincoln Hill Mine, we own or lease the exploration rights to the groups of claims listed below, which make up our currently owned property. To date, we have performed only minor amounts of sampling, assaying and geologic mapping on these properties. We are presently in the exploration stage and there is no assurance that commercially viable mineralized material, or a reserve, exists on these properties. We have no known reserves or resources on any of our exploration properties and our proposed program is exploratory in nature.

     The following table sets forth the claims we have acquired:

NAME                                  CLAIMS
----                                  ------

Koegel Hills Property                 KH-1   NMC#824427
                                      KH-2   NMC#824428
                                      KH-3 thru  KH-36   NMC#845107-845140
                                      KH-39 thru KH-74   NMC#845141-845176
The Pyramid Mine                      Anchor            NMC#97948
                                      Anchor#01         NMC#97949
                                      Pyramid           NMC#97950
                                      Pyramid Fraction  NMC#97951
                                      Happy Kate        NMC#97952

The Corral Canyon Property            Corral Canyon#1    NMC#768248
                                      Corral Canyon #2   NMC#768249


The Snowshoe Group                    SB1      IMC#'s 183870-183882
                                      to SB13

The National Group                    Nat 19   IMC#183867
                                      Nat 20   IMC#183868
                                      Nat21    IMC#183869

The East Wallace State Mineral Lease  State of Idaho Mineral Lease # 9316 effective May 1, 2002


                                       24

The Gold Point Mine                   Atlantis                  CAMC#31676
                                      Maryland                  CAMC#31677
                                      Grey Eagle Quartz            CAMC#31678
                                      Grey Eagle North Extension   CAMC#31680
                                      Grey Eagle South Extension   CAMC#31681
                                      Wood Quartz                  CAMC#31682
                                      Grey Eagle Extension #1   CAMC#80822
                                      Grey Eagle North Extension #1  CAMC#80827

Gold Star Project                     GS-1 thru GS-4   NMC#833962-833965


Four Mile Basin                       FB-1   NMC#833668
                                      FB-2   NMC#833669


Golden Mile Project                   CMA-15 thru CMA-20    NMC#849249-849254
                                      CMA-25                NMC#849255
                                      CMA-27 thru CMA-30    NMC#849256-849259
                                      CMA-50 thru CMA-57    NMC#849260-849267


Kibby Flats                           KF-1   NMC#848097


OUR PROPOSED EXPLORATION PROGRAM

     We currently intend to conduct exploration on the Mesquite Mine, the Sunny Slope gold mine claims and the Lincoln Hill gold claims.

     Our exploration target is to find an ore body containing gold. Our success depends upon finding mineralized material. Mineralized material is a mineralized body which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. If we do not find mineralized material on, or if we do not have sufficient financing to remove mineralized material from our properties, we may cease operations and you may lose some or all of your investment.

     We may not have enough sufficient funds to complete our proposed exploration of our properties. If we do not have sufficient funds to complete our exploration program, we may attempt to raise additional funds from a public or private sale of our securities or through debt financing. We currently do not have any plans to raise additional funds and there is no assurance that we would be able to raise additional capital in the future on terms favorable to us, if at all.

     Most of property is undeveloped raw land. Before we begin gold retrieval from our properties, we must explore the properties to find mineralized material. After exploration, we must determine if it is economically feasible to remove the mineralized material. "Economically feasible" means that the costs associated with the removal of the mineralized material will not exceed the price at which we can sell the mineralized material. We cannot assure you that we will find mineralized material on any properties or whether it will be economically feasible to remove any mineralized material we may find on our properties.

     The initial phase of our exploration work began with research of the available geologic literature and personal interviews with geologists, mining engineers and others familiar with the prospect sites. With the exception of the Mesquite Mine, Sunny Slope Mine and Lincoln Hill Mine, no other work has been completed.

     With respect to the Sunny Slope Mine and Lincoln Hill Mine, we began detailed geologic mapping and geochemical testing of our claims. When available, existing workings, such as trenches, prospect pits, shafts or tunnels have been examined. If an apparent mineralized zone is identified and narrowed down to a specific area by the studies, we intend to initiate a detailed underground geologic mapping and geochemical sampling program in conjunction with surface trenching. We do not currently anticipate devoting material amounts of funds for exploration of our other properties.

     We cannot predict the cost of exploration because the number of samples and trenches required is dependent on the results of our initial study on a property. We intend to conduct underground and trench sampling to be analyzed for economically potential minerals that are known to have occurred in the area. We use this data to determine the economic potential of a property and whether further exploration is warranted.

     We do not have any current plans to shift from development of portions of the Mesquite Mine and exploration of our properties to revenue generation. We anticipate revising our business plan to develop our properties and generate revenues after exploration if we find mineralized material on our properties that we believe to be economically feasible to remove. We intend to contact other companies to explore joint venture possibilities with respect to any findings of mineralized materials on our properties. We intend to locate and engage a joint venture candidate with funds available to support the cost of an open pit mine and the operational experience to direct the exploration operation. Currently, we have not identified or contacted any joint venture candidates, and we cannot assure you that we will be able to enter into a joint venture arrangement for the development of our properties on terms that are favorable to us, if at all.

EXPLORATION AND ENVIRONMENTAL MATTERS

     The prospecting on our claims is provided under the existing 1872 Mining Law and all permits for exploration and testing must be obtained through the local Bureau of Land Management (BLM) office of the Department of Interior. Obtaining permits for minimal disturbance for our exploration program will require our making the appropriate application and filing of the bond to cover the reclamation of the test areas. From time to time we may need an archeological clearance to allow the testing program to proceed. We will attempt to secure all necessary permits for exploration and, if development is warranted on the property, will file final plans of operation before we start any mining operations.

     Our exploration, production and processing operations are extensively regulated under various U.S. federal, state and local and foreign laws relating to the protection of air and water quality, hazardous waste management and mine reclamation. We may have potential future liability for environmental costs.

     The regulatory environment for our operations could change in ways that would substantially increase our liability or the costs of compliance and that could have a material adverse effect on our operations or financial position. In addition, whenever a previously unrecognized remediation claim becomes known or a previously estimated cost is increased, that amount of additional cost could have a material adverse effect on our operations or financial position. Since we cannot pass on any increases in costs to any customers, new laws and regulations resulting in higher compliance costs could have an adverse effect on its future profitability.

     We estimate that compliance with federal, state and local regulations relating to the protection of the environment will require capital expenditures of approximately $200,000 in 2004.

COMPETITION

     The mineral exploration and mining business is competitive in all of its phases. We compete with numerous other companies and individuals, including competitors with greater financial, technical and other resources, in the search for and the acquisition of mineral interests. There is no assurance that we will continue to be able to compete successfully with its competitors in acquiring such properties or royalties.

     Mines have limited lives and as a result, we may continually seek to find new properties. In addition, there is a limited supply of desirable mineral lands available in the United States where we would consider conducting exploration activities. Because we face strong competition for new properties from other mining companies, some of whom have greater financial resources than we do, we may be unable to acquire attractive new mining properties on terms that we consider acceptable.

     The availability of funds for exploration is sometimes limited, and we may find it difficult to compete with larger and more well-known companies for capital. Even though we have the right to the minerals on our claims, there is no guarantee we will be able to raise sufficient funds in the future to maintain our mineral claims in good standing. Therefore, if we do not have sufficient funds for exploration our claims might lapse and be staked by other mining interests. We might be forced to seek a joint venture partner to assist in the exploration of our mineral claims. In this case, there is the possibility that we might not be able to pay our proportionate share of the exploration costs and might be diluted to an insignificant carried interest.

     Even when a commercial viable ore body is discovered, there is no guarantee competition in refining the ore will not exist. Other companies may have long term contracts with refining companies thereby inhibiting our ability to process our ore and eventually market it. At this point in time we do not have any contractual agreements to refine any potential ore we might discover on our mineral claims.

LEGAL PROCEEDINGS

     We are not currently a party to any material legal proceedings. We may become from time to time involved in legal proceedings in the ordinary course of business. We may not be successful in defending these or other claims. Regardless of the outcome, litigation can result in substantial expense and could divert the efforts of our management.

EMPLOYEES

     In September 2003, Western Mesquite Mines, Inc., our wholly-owned subsidiary, entered into an agreement with Harrison Western Construction Corporation for the operation of the Mesquite Mine. The agreement has six month terms that are automatically renewed unless terminated by one of the parties. Harrison Western Construction Corporation has agreed to provide technical, administrative and operational services to operate and maintain the operations of the Mesquite Mine or costs plus a fee of 10% of the reimbursable costs. In addition, we have agreed to provide an additional management fee of $10,000 per month to cover certain administrative and communications functions. Although we are currently seeking to hire full-time administrative and operational personnel, we have not yet filled those positions. If Harrison Western Construction Corporation terminates this agreement, it would have a material adverse effect on our results of operations.

     Initially, we intend to continue to use the services of subcontractors for manual labor exploration and development work on our properties. Our only technical employees will be our officers and consultants that we may hire. At present, we have no employees other than our officers, who were compensated with restricted shares of common stock for their services. Our officers do not have employment agreements with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to any employees.

                                   MANAGEMENT

     The following table sets forth the name, age and position of each of our directors and executive officers:

     NAME                  AGE                  POSITION
     ----                  ---                  --------

     James Mancuso          72  Chairman of the Board of Directors

     Thomas K. Mancuso      44  President and Director

     John P. Ryan           40  Chief Financial Officer, Secretary, and Director

     Thomas E. Callicrate   47  Director and Vice President of Exploration

     Kenneth A. Brunk       57  Director and Consulting Engineer

     Howard M. Crosby       50  Director

     Mark C. Shonnard       52  Treasurer and Assistant Secretary

     JAMES MANCUSO has served as the Chairman of the Board of Directors since August 2003. From November 1995 to July 1999, Mr. Mancuso served as Chief Executive Officer of Queenstake Resources Ltd., a publicly traded precious metals exploration and production company, where he currently serves as Non-Executive Chairman and Director. Mr. Mancuso has also served as Chairman and Director of Monterrico Metals PLC since June 2001. Mr. Mancuso is the uncle of our President, Thomas K. Mancuso.

     THOMAS K. MANCUSO has served as the President and Director since August 2002. From 1997 to 1998, Mr. Mancuso served as the Vice President of Corporate Development for BioHeap Technologies, Inc., a Texas company which provides biotechnology resources to mining companies. In 1997, Mr. Mancuso served as Manager of Geology and Business Development for Oxidor Gold Corporation, another mining-related biotechnology company in Texas. From 1987 to 1997, Mr. Mancuso worked for the Kennecott Corporation, including serving as the Chief Geologist for the Kennecott Exploration Company from 1993 to 1997. Mr. Mancuso is the nephew of our Chairman, James Mancuso.

     JOHN P. RYAN has served as Director and Chief Financial Officer since July 2000. Mr. Ryan has been Vice President of Corporate Development, Secretary and director since September 1996, April 1997 and October 1998, respectively, of Cadence Resources Corporation, an energy exploration and development company. From August, 2000 to the present, he has served as a Director and the Chief Financial Officer of Trend Mining Company, an exploration and development company. From June 1996 to February 2000, Mr. Ryan served in various positions, including President, Secretary and Director, for Metalline Mining Company and Grand Central Silver Mines.

     THOMAS E. CALLICRATE has been a Director since August 2002 and Vice President of Exploration since November 2003. Mr. Callicrate has served as President, Secretary and Treasurer of Mountain Gold Exploration, Inc. since 1988. In addition, from March 1998 to August 2001, Mr. Callicrate served as V.
P. Exploration for Trend Mining Company in Reno, Nevada.

     KENNETH A. BRUNK has been a Director and engineering consultant since August 2003. Since 1996, Mr. Brunk has been Corporate General Manager of Bateman Engineering, an international engineering design and construction company. Mr. Brunk currently serves as President and CEO of HW Process Technologies, Inc. and Harrison Western Construction Corporation.

     HOWARD M. CROSBY has served as Director since August 2002. Mr. Crosby also served as our Vice President from August 2002 until January 1, 2004. Since February 1994, Mr. Crosby has been the President and Chairman of Cadence Resources Corporation, an energy development company. Since 1989, Mr. Crosby has been president of Crosby Enterprises, Inc., a business advisory and public relations firm.

     MARK C. SHONNARD has served as our Treasurer and Assistant Secretary since January 2004. Since June 1997, Mr. Shonnard had served as Chairman and Chief Financial Officer of Nevada Colca Gold, Inc.

BOARD COMMITTEES AND MEETINGS

     Our board of directors has formed two committees, the Audit Committee and the Compensation Committee. The board of directors intends to adopt committee charters and to begin holding regularly scheduled board of directors and committee meetings in 2004.

     The Audit Committee's principal responsibilities consist of (1) recommending the selection of independent auditors, (2) reviewing the scope of the audit conducted by the auditors, as well as the audit itself, (3) reviewing our internal audit activities and matters concerning financial reporting, accounting and audit procedures, and policies generally and (4) monitoring the independence and performance of our independent auditors and internal auditors. Members consist of Howard M. Crosby and James Mancuso.

     The Compensation Committee's principal responsibilities consist of (1) administering any option or other stock-based compensation plans we implement and oversees the granting of stock options, (2) reviewing and approving compensation for executive officers and (3) reviewing board of directors member compensation. Members consist of Howard M. Crosby and Kenneth A. Brunk.

SUMMARY COMPENSATION TABLE

     The following table sets forth information regarding the compensation of our chief executive officer and each of our other executive officers who earned more than $100,000 during fiscal year 2002.


                                           ANNUAL COMPENSATION
                                  --------------------------------------
                                                              Other
                                                              Annual
                                               Salary      Compensation
     Name And Principal Position   Year         ($)             ($)
     ---------------------------  -------  --------------  -------------

     Thomas K. Mancuso            2003     $    68,000     $ 6,000(1)
     President                    2002(2)       12,000(2)   18,000(2)(3)

_______________

(1) Consists of 20,000 shares of our common stock valued at $.30 per share at the time of issuance.
(2) For the period beginning August 2002 through December 2002. Mr. Mancuso joined the Company in August 2002.
(3) Consists of 60,000 shares of our common stock valued at $.30 per share at the time of issuance.

                              CERTAIN TRANSACTIONS


     In April 2002, we issued 16,667 shares of our common stock to H.F. Magnuson & Co. in payment of $18,518 for outstanding payables attributable to accounting, stock transfer and consulting services.

     In September 2002, we acquired the Gold Point Mine mining claims from Western Continental, Inc., a company controlled in exchange for 250,000 shares of our common stock, 141,875 shares of Grand Central Silvers Mines we owned and $7,500 in cash. The President of Western Continental is William L. Campbell. Prior to September 2002, Mr. Campbell also served as our President and held more than 50% of our then outstanding common stock.

     In September 2002, we borrowed $10,000 from Dotson Exploration Company. We repaid the amount in full in June 2003. In April 2003, we paid a consulting fee of $20,000 to Dotson Exploration Company. John P. Ryan, our Chief Financial Officer, Secretary, and Director, and Howard M. Crosby, our Vice President and Director, are each officers and directors of Dotson Exploration Company.

     In December 2002, we purchased 2.5 million shares of common stock of Trend Mining Company for an aggregate purchase price of $250,000. Mr. Ryan is a director and officer of Trend Mining Company and Thomas E. Callicrate, our Director and Vice President, was V.P. Exploration of Trend Mining Company at the time of purchase. We have since disposed of those shares.

     In December 2002, we entered into a ten-year lease agreement with Mountain Gold Exploration, Inc. and Lane A. Griffin under which we acquired the exploration, development, financing, mining and marketing rights of precious and base metals for the Lincoln Hill Mine. The term of the lease agreement may extend for a period of up to fifty years as long as we continue to make advanced royalty payments under the lease agreement. Thomas E. Callicrate, our Vice President of Exploration and Director, is the President, Secretary and Treasurer of Mountain Gold Exploration, Inc.

     In consideration for the rights to the Lincoln Hill Mine, we issued 25,000 shares of our common stock to Mountain Gold Exploration, Inc. and 50,000 shares of our common stock to Lane A. Griffin. In addition, we agreed to pay:

     - a 1% net smelter royalty to each of Mountain Gold Exploration, Inc. and Lane Griffin from the claims set forth in the lease agreement; and

     - a 1/2% net smelter royalty to each of Mountain Gold Exploration, Inc. and Lane Griffin from the claims outside the claims set forth in the lease agreement but within the one mile boundary of those claims.

     The lease agreement provides for us to make annual advance royalty payments ranging from $20,000 on the first anniversary of the lease agreement to $100,000 on the fifth anniversary of the lease agreement and each year thereafter. The lease agreement also provides for our minimum yearly work obligations ranging from $10,000 before for the first anniversary of the lease agreement to $100,000 for the year prior to the sixth anniversary of the lease agreement and each year thereafter. We have the option to purchase one percent of the two percent net smelter royalty for $1,000,000 with two years of the effective date of the lease agreement.

     In January 2003, we closed a private placement of units consisting of one share of our common stock and a warrant to purchase one share of our common stock. The purchase price per unit in the private placement was $0.30, and the warrants are exercisable until February 1, 2005 at an exercise price of $0.45 per share. We sold 1,980,835 units for net proceeds to us of $534,825. We agreed, under certain circumstances, to register under the Securities Act of 1933, as amended, the shares issued or issuable in the private placement. These registration rights expired in June 2003. The investors in the private placement included:

     - Thomas K. Mancuso, our President and Director, who received 80,000 units;

     - John P. Ryan, our Chief Financial Officer, Secretary and Director, who received 40,000 units;

     - Howard M. Crosby, our Vice President and Director, who received 33,334 units;

     - Mountain Gold Exploration, Inc. which received 55,832 units. Thomas E. Callicrate, our Vice President of Exploration and Director, is the President, Secretary and Director of Mountain Gold Exploration, Inc.; and

     -    Guma Aguilar, who was previously our Director, received 83,334 units.

     In September 2003, Western Mesquite Mines, Inc., our wholly-owned subsidiary, entered into an agreement with Harrison Western Construction Corporation for the operation of the Mesquite Mine. The agreement has six month terms that are automatically renewed unless terminated by one of the parties. Harrison Western Construction Corporation has agreed to provide technical, administrative and operational services to operate and maintain the operations of the Mesquite Mine or costs plus a fee of 10% of the reimbursable costs. In addition, we have agreed to provide an additional management fee of $10,000 per month to cover certain administrative and communications functions. Kenneth A. Brunk, our Director, is the President and Chief Executive Officer of Harrison Western Construction Corporation.

     In January 2003, we paid expenses in the amount $15,115 on behalf of Cadence Resources Corporation. Cadence Resources Corporation repaid this advance to us in June 2003. John P. Ryan, our Chief Financial Officer, Secretary and Director, and Howard M. Crosby, our Vice President are officers and directors of Cadence Resources Corporation and own 9.71% and 7.89% of the outstanding common stock of Cadence Resources Corporation, respectively.

     In August 2003, James Mancuso and Kenneth A. Brunk joined our board of directors. In connection with their joining our board of directors, we issued to each of Mr. Mancuso and Mr. Brunk options to purchase 75,000 shares of our common stock, exercisable for a period of three years at an exercise price of $1.00 per share.

     In early 2003 we began exploring the possibility of acquiring the Mesquite Mine in Imperial County, California from Newmont Mining Corporation and a subsidiary of Newmont Mining Corporation. In July 2003, we issued 111,859 shares of our common stock to Newmont Mining Corporation for an exclusive option to purchase the Mesquite Mine. In November 2003 we completed the purchase of the Mesquite Mine from Newmont Mining Corporation for:

     - assumption of reclamation responsibility and provision of approximately $7.8 million in reclamation bonds to various governmental authorities;

     - additional shares of our common stock and warrants to purchase our common stock. As a result of the transaction, Newmont Mining Corporation owns 3,454,468 shares of our common stock and warrants to purchase an additional 5,635,650 shares of our common stock exercisable for a period of five years beginning approximately 450 days after the date of issuance at an exercise price of $1.00, subject to anti-dilution adjustments. Newmont Mining Corporation is entitled to additional warrants under the transaction, and we are currently discussing with them the terms and number of those additional warrants;

     - a perpetual net smelter return royalty ranging from 0.5% to 2.0% on any newly mined ore; and

     - a net operating cash flow royalty equal to 50% of the proceeds received, minus certain operating costs and capital expenses, from the sale of ore or products derived from ore that was placed on the heap leach pads as of the acquisition date.

     The purchase included all infrastructure and necessary personnel, making this a "turn key" acquisition. We expect gold recovery from existing heap leach pads to continue over the next five years.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information as of January 20, 2004, regarding the beneficial ownership of our common stock by:

     - each person or entity known by us to own beneficially more than 5%, in the aggregate, of our outstanding common stock;

     -    each of our named executive officers;

     -    each of our directors;

     -    all of our current directors and executive officers as a group; and

     -    the selling security holders.

     Except as otherwise indicated, each person named in the table has sole voting and investment power with respect to all of the shares of our common stock beneficially owned by them. Except as otherwise indicated, the address for each shareholder is c/o Western Goldfields, Inc., 7000 Independence Parkway, Suite 160 # 135, Plano, Texas 75025.

     The percentages shown are calculated based on 37,911,828 shares of common stock outstanding on January 20, 2004. The numbers and percentages shown include the shares actually owned as of January 20, 2004 and the shares that the identified person or group has the right to acquire within 60 days of such date. In calculating the percentage ownership, all shares that the identified person or group has the right to acquire within 60 days of January 20, 2004 upon exercise of options are deemed to be outstanding for the purpose of computing the percentage of shares owned by that person or group, but are not deemed to be outstanding for the purpose of computing the percentage of shares owned by any other person or group.

              NAME OF                  AMOUNT AND NATURE OF       PERCENT OF
          BENEFICIAL OWNER             BENEFICIAL OWNERSHIP   OUTSTANDING SHARES
-------------------------------------  ---------------------  -------------------

Thomas K. Mancuso . . . . . . . . . .             880,000                      *

Thomas Callicrate . . . . . . . . . .             880,832(1)                   *

John P. Ryan. . . . . . . . . . . . .             705,000                      *

Howard M. Crosby. . . . . . . . . . .             433,334                      *

James Mancuso . . . . . . . . . . . .              75,000(2)                   *

Kenneth A. Brunk. . . . . . . . . . .              75,000(2)                   *

Newmont Mining Corporation(3) . . . .           3,454,468(3)                 9.1%

  All directors and executive officers
    as a group (4 persons)(1)(2). . .           3,049,166                    8.0%
_______________

*    Less than 1%
(1) This amount is held in the name of Mountain Gold Exploration, Inc., a corporation of which Mr. Callicrate is the sole officer, director and shareholder.
(2) Consists of options to purchase shares of our common stock exercisable for a period of three years at an exercise price of $1.00 per share.


                                       33

(3) Includes 1,125,000 shares of our common stock which Newmont Mining Corporation will return to us if the shares we issued in escrow in our November-December 2003 private placement are returned to us. The board of directors of Newmont Mining Corporation has dispositive and voting power over the shares held by Newmont Mining Corporation. The board of directors of Newmont Mining Corporation consists of Glen A. Barton, Vincent A. Calarco, James T. Curry, Jr., Joseph P. Flannery, Michael S. Hamson, Leo I. Higdon, Jr., Pierre Lassonde, Robert J. Miller, Wayne W. Murdy, Robin A. Plumbridge, John B. Prescott, Michael K. Reilly, Seymour Schulich, James V. Taranik. The address of Newmont Mining Corporation is 1700 Lincoln Street, Denver, Colorado 80203.

                            SELLING SECURITY HOLDERS

     In early 2003 we began exploring the possibility of acquiring the Mesquite Mine in Imperial County, California from Newmont Mining Corporation and a subsidiary of Newmont Mining Corporation. In July 2003, we issued 111,859 shares of our common stock to Newmont Mining Corporation for an exclusive option to purchase the Mesquite Mine. In November 2003 we completed the purchase of the Mesquite Mine from Newmont Mining Corporation for:

     - assumption of reclamation responsibility and provision of approximately $7.8 million in reclamation bonds to various governmental authorities;

     - additional shares of our common stock and warrants to purchase our common stock. As a result of the transaction, Newmont Mining Corporation owns 3,454,468 shares of our common stock and warrants to purchase an additional 5,635,650 shares of our common stock exercisable for a period of five years beginning approximately 450 days after the date of issuance at an exercise price of $1.00, subject to anti-dilution adjustments. Newmont Mining Corporation is entitled to additional warrants under the transaction, and we are currently discussing with them the terms and number of those additional warrants;

     - a perpetual net smelter return royalty ranging from 0.5% to 2.0% on any newly mined ore; and

     - a net operating cash flow royalty equal to 50% of the proceeds received, minus certain operating costs and capital expenses, from the sale of ore or products derived from ore that was placed on the heap leach pads as of the acquisition date.

     The purchase included all infrastructure and necessary personnel, making this a "turn key" acquisition. We expect gold recovery from existing heap leach pads to continue over the next five years.

     Pursuant to a registration rights agreement with Newmont Mining Corporation, we agreed to file with the Securities and Exchange Commission a registration statement covering the resale of all of our registrable securities under the registration rights agreement they own pursuant to Rule 415 of the Securities Act of 1933. We also agreed to include in the registration statement the securities we sold to various investors in our November-December 2003 private placement. In addition, from August 2003 to October 2003, we issued an aggregate of 350,000 shares of our common stock to seven individual investors upon the exercise of warrants purchased in our January 2003 private placement. The warrant holders exercised the warrants at an exercise price of $0.45 per share. Although the registration rights associated with the underlying shares expired in June 2003, we agreed to register these shares under the Securities Act of 1933, as amended.

     Accordingly, we filed a registration statement on Form SB-2 of which this prospectus forms a part, on January 20, 2004, with respect to the resale of these securities from time to time. In addition, we agreed in the registration rights agreement with Newmont Mining Corporation to use our best efforts to cause the registration statement to be declared effective under the Securities Act of 1933 by March 31, 2004 and to use our best efforts to keep the registration statement effective until the shares of our common stock they own covered by this prospectus have been sold or may be sold without registration or prospectus delivery requirements under the Securities Act of 1933, subject to certain restrictions.

SELLING SECURITY HOLDERS TABLE

     We have filed a registration statement with the Securities and Exchange Commission, of which this prospectus forms a part, with respect to the resale of our securities covered by this prospectus from time to time under Rule 415 of the Securities Act of 1933. Our securities being offered by this prospectus is being registered to permit secondary public trading of our securities. Subject to the restrictions described in this prospectus, the selling security holders may offer our securities covered under this prospectus for resale from time to time. In addition, subject to the restrictions described in this prospectus, the selling security holders may sell, transfer or otherwise dispose of all or a portion of our securities being offered under this prospectus in transactions exempt from the registration requirements of the Securities Act of 1933. See "Plan of Distribution."

     The table below presents information as of January 20, 2004, regarding the selling security holders and the securities that the selling security holders (and their pledgees, assignees, transferees and other successors in interest) may offer and sell from time to time under this prospectus. More specifically, the following table sets forth as to the selling security holders:

     - the number of shares of our common stock that the selling security holders beneficially owned prior to the offering for resale of any of the shares of our common stock being registered by the registration statement of which this prospectus is a part;

     - the number of shares of our common stock that may be offered for resale for the selling security holders' account under this prospectus; and

     - the number and percent of shares of our common stock to be held by the selling security holders after the offering of the resale securities, assuming all of the resale securities are sold by the selling security holders and that the selling security holders do not acquire any other shares of our common stock prior to their assumed sale of all of the resale shares.

     The table is prepared based on information supplied to us by the selling security holders. Although we have assumed for purposes of the table below that the selling security holders will sell all of the securities offered by this prospectus, because the selling security holders may offer from time to time all or some of its securities covered under this prospectus, or in another permitted manner, no assurances can be given as to the actual number of securities that will be resold by the selling security holders or that will be held by the selling security holders after completion of the resales. In addition, the selling security holders may have sold, transferred or otherwise disposed of the securities in transactions exempt from the registration requirements of the Securities Act of 1933 since the date the selling security holders provided the information regarding their securities holdings. Information covering the selling security holders may change from time to time and changed information will be presented in a supplement to this prospectus if and when necessary and required. Except as described above, there are currently no agreements, arrangements or understandings with respect to the resale of any of the securities covered by this prospectus.

     The applicable percentages of ownership are based on an aggregate of 37,911,828 shares of our common stock issued and outstanding on January 20, 2004. The number of shares beneficially owned by the selling security holders is determined under rules promulgated by the Securities and Exchange Commission.


                                                                           SHARES BENEFICIALLY OWNED
                                                                                AFTER OFFERING
                                                                            -----------------------
                                         NUMBER OF SHARES      NUMBER OF
NAME OF SELLING SECURITY                BENEFICIALLY OWNED   SHARES BEING
HOLDER(1)                                PRIOR TO OFFERING      OFFERED     NUMBER (6)  PERCENT (6)

--------------------------------------  -------------------  -------------  ----------  -----------

Newmont Mining Corporation                     9,090,118(2)   9,090,118(2)           -            -
Proteus Capital Corp.(3)                         312,500(3)     250,000(3)      62,500            *
Don W. Noren                                       250,000        250,000            -            -
MGI Fund-Raising Consultants(34)                    82,500      75,000(34)       7,500            *
Roger Ciapara                                       50,000         50,000            -            -
Walter Holzinger                                    15,000         15,000            -            -
James W. Dalziel                                    10,000         10,000            -            -
Joseph J. Mancuso                                   10,000         10,000            -            -
Robert J. Moriarty                                  10,000         10,000            -            -
David M. Greenan                                     5,000          5,000            -            -
Excalibur Limited Partnership(7)               1,250,000(5)   1,250,000(5)           -            -
Concorde Bank Ltd(8)                             100,000(5)     100,000(5)           -            -
William F. White                                 500,000(5)     500,000(5)           -            -
Global Gold and Precious(9)                      500,000(5)     500,000(5)           -            -


                                       36

Fing Eagle Investments Ltd(10)                   150,000(5)     150,000(5)           -            -
Credit Mutuel Actions Or(11)                      80,000(5)      80,000(5)           -            -
Genevest, Inc.(12)                               500,000(5)     500,000(5)           -            -
Russ Fromm                                        56,500(5)      56,500(5)           -            -
NBCN Hampton Securities
  Limited, Mark Emanuele "in
  Trust"(13)                                      44,250(5)      44,250(5)           -            -
NBCN Hampton Securities
  Limited, Amy Emanuele "in
  Trust"(13)                                      43,500(5)      43,500(5)           -            -
NBCN Hampton Securities
  Limited, Sarah Emanuele "in
  Trust"(13)                                      37,250(5)      37,250(5)           -            -
Pentadan Management, Inc.(14)                    264,000(5)     264,000(5)           -            -
Dundee Resources(15)                           1,250,000(5)   1,250,000(5)           -            -
Capital Z. Corp.(16)                             125,000(5)     125,000(5)           -            -
Jay Smith                                        250,000(5)     250,000(5)           -            -
Cecile Erlich                                     62,500(5)     62,500 (5)           -            -
The Rider Group Inc.(17)                         125,000(5)     125,000(5)           -            -
Fernhill Holdings Limited(18)                    125,000(5)     125,000(5)           -            -
Rubin Osten                                      125,000(5)     125,000(5)           -            -
National Investor Services Corp.
  f/b/o John M. Walsh IRA                        200,000(5)     200,000(5)           -            -
John Ryan                                        275,000(5)     275,000(5)           -            -
Thomas Haar                                      200,000(5)     200,000(5)           -            -
Minh-Thu Dao-Huy                                  37,500(5)      37,500(5)           -            -
Giao Dao-Huy                                      30,000(5)      30,000(5)           -            -
RAB Special Situations LP(19)                  2,500,000(5)   2,500,000(5)           -            -
W. Perry Durning                                  14,000(5)      14,000(5)           -            -
Nirland Limited(20)                            5,000,000(5)   5,000,000(5)           -            -
Fiserv Securities FBO Ralph W.
  Kettell, II SEP IRA                            125,000(5)     125,000(5)           -            -
Trevor Gould                                      20,000(5)      20,000(5)           -            -
1056149 Ontario Ltd.(21)                         100,000(5)     100,000(5)           -            -
Paul Smith                                       200,000(5)     200,000(5)           -            -
Kayjay Realty Inc.(22)                           200,000(5)     200,000(5)           -            -
Anglo Pacific Group PLC(23)                    1,000,000(5)   1,000,000(5)           -            -
City Natural Resources High Yield
  Trust plc(24)                                1,875,000(5)   1,875,000(5)           -            -
Golden Prospect Plc(25)                          625,000(5)     625,000(5)           -            -
Societe Privee de Gestion de
  Patrimoine (S.P.G.P.)(26)                    1,250,000(5)   1,250,000(5)           -            -
Banque Cramer & Cie SA(27)                        80,000(5)      80,000(5)           -            -
Romeo D'Angela                                   140,000(5)     140,000(5)           -            -
John Ryan                                        256,000(5)     256,000(5)           -            -
Wayne St. John                                    32,500(5)      32,500(5)           -            -
Nadal Investments Limited(28)                    150,000(5)     150,000(5)           -            -
DataOne Northern Rivers Fund(28)                  90,000(5)      90,000(5)           -            -
Northern Rivers Innovation
  Fund(28)                                     1,010,000(5)   1,010,000(5)           -            -
Hugh J. Cleland                                   62,500(5)      62,500(5)           -            -
Muriel A. Ruth                                   200,000(5)     200,000(5)           -            -
Sandra Meddick-Ruth                               50,000(5)      50,000(5)           -            -
Les Cohen                                         40,000(5)      40,000(5)           -            -
OBC Gestion(29)                                1,250,000(5)   1,250,000(5)           -            -
DioCan Capital Management
  Inc.(30)                                        50,000(5)      50,000(5)           -            -


                                       37

Howard Sutton                                    125,000(5)     125,000(5)           -            -
Cramer & Co.(31)                                  50,000(5)      50,000(5)           -            -
Tagis SA(32)                                     200,000(5)     200,000(5)           -            -
Gold Reserve Corporation(33)                     570,000(5)     570,000(5)           -            -
Great Basin Energies, Inc.(33)                   400,000(5)     400,000(5)           -            -
MGC Ventures, Inc.(33)                           280,000(5)     280,000(5)           -            -
Helen A. Newhall                                 500,000(5)     500,000(5)           -            -
Dr. Nicholas Pairaudeau                          202,156(5)     202,156(5)           -            -
Douglas Newby                                     22,344(5)      22,344(5)           -            -
Any pledgees, assignees,
  transferees and other successors
  in interest of the selling security
  holders (1)(4)(6)                                      -              -            -            -

_______
*   Less than 1%.

(1)  Information  concerning  other  selling  security  holders will be set forth in one or more prospectus  supplements  from  time  to  time,  if  required.
(2)  Consists  of  3,454,468  shares  of  common stock, warrants to purchase 5,635,650 shares of common stock and the shares of common stock issuable upon exercise of the warrants.  Includes
     1,125,000 shares of our common stock which Newmont Mining Corporation will return to us if the shares we issued in escrow in our November-December 2003 private placement are returned to us.
     The warrants are exercisable for a period of five years beginning approximately 450 days after the date of issuance.
(3)  Includes  250,000  shares  issuable  upon  the exercise of warrants held by Proteus Capital
     Corp. We have been advised that Douglas Newby is the President of the selling security holder.
(4)  Assumes that any pledgees, assignees, transferees and other successors in interest do not beneficially own any of our common stock other than common stock issuable or issued upon exercise of the warrants.
(5)  Consists of units consisting of one share of our common stock and a warrant to purchase one share of our common stock exercisable for two years at an exercise price of $1.00 per share purchased in our November-December 2003 private placement.  Does not include shares we issued into escrow subject to the satisfaction of certain conditions.  Each purchaser of a unit in the private placement will receive an additional share per unit purchased if we do not close a transaction with another company before February 28, 2004 which results in the listing of the resulting company's securities on the Toronto Stock Exchange.
(6)  Assumes  that  either  all  of  the  shares  of common stock issued are sold by the selling security  holder.
(7)  We  have been advised that Will Hechter is the fund manager of the selling security holder.
(8)  We  have  been  advised  that  Remi Charpentier is the fund manager of the selling security holder.
(9)  We  have  been  advised  that Jen Bernard Guyon is the fund manager of the selling security holder.
(10) We  have  been  advised  that  Yves  Tailleur is the is the fund manager of Avenir Finance
     Investissement,  which  controls  the  selling  security  holder.
(11) We  have  been  advised  that Christophe Cybak is the fund manager of the selling security holder.
(12) We have been advised that Sheldon Inwentash is the Chairman and Chief Executive Officer of
     the  selling  security  holder.
(13) We  have been advised that Philip Emanuele is the controlling person of the account of the selling  security  holder.
(14) We  have been advised that Ennio D'Angela is the President of the selling security holder.
(15) We  have  been  advised  that Jonathan Goodman is the fund manager of the selling security holder.
(16) We  have  been  advised  that  Zoran Arandjelovic is the President of the selling security holder.
(17) We  have  been  advised  that  Mark Rider is the President of the selling security holder.
(18) We  have been advised that H. Thomas Beck is the President of the selling security holder.
(19) We have been advised that W.P.S. Richards is the director of RAB Capital Ltd., the general partner  of  the  selling  security  holder.
(20) We  have  been advised that Linda Rowland is the Managing Director of the selling security holder.
(21) We  have  been  advised  that  Marilyn  D. Barker is the President of the selling security holder.
(22) We  have  been  advised  that Wayne White is the President of the selling security holder.
(23) We  have  been  advised  that  Brian Wides is the Finance Director of the selling security holder.
(24) We  have  been  advised  that A.R. Burrows is the Chief Investment Director of the selling security  holder.
(25) We have been advised that Nathan Steinberg is the Finance Director of the selling security holder.
(26) We have been advised that Roger Polani is the fund manager of the selling security holder.


                                       38

(27) We  have  been  advised  that Janine Belahbib-Degen is the Executive Vice President of the
     selling  security  holder.
(28) We  have  been  advised  that  Hugh  Cleland is the Executive Vice President and Portfolio
     Manager of Northern Rivers Capital Management Inc., which controls the selling security holder.
(29) We have been advised that Jean-Philippe Lahana is the fund manager of the selling security holder.
(30) We  have been advised that Dio Innamorato is the President of the selling security holder.
(31) We  have  been  advised  that  Massemo  Esposito  is  the Managing Director of the selling security  holder.
(32) We  have been advised that Armand Zuffuroy is the Director of the selling security holder.
(33) We have been advised that Rockne J. Timm is the President of Gold Reserve Corporation, the
     parent  company  of  the  selling  security  holder.
(34) Consists of 75,000 shares of common stock issuable upon the exercise of warrants.  We have been  advised  that  John  Martin  is  the  President  of  the  selling  security  holder.

                              PLAN OF DISTRIBUTION

     The selling security holders may, from time to time, sell any or all of their securities on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling securities:

     - ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     - block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     - an exchange distribution in accordance with the rules of the applicable exchange;

     -    privately negotiated transactions;

     -    short sales;

     - broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

     -    a combination of any such methods of sale; and

     -    any other method permitted pursuant to applicable law.

     The selling security holders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

     The selling security holders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

     Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of our securities by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act of 1933. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling security holder. The selling security holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act of 1933.

     The selling security holders may from time to time pledge or grant a security interest in some or all of our securities owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the securities from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act of 1933 amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

     The selling security holders also may transfer our securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act of 1933 amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

     The selling security holders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

     The selling security holders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of our securities, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling security holder. If we are notified by a selling security holder that any material arrangement has been entered into with a broker-dealer for the sale of our securities, if required, we will file a supplement to this prospectus. If a selling security holder uses this prospectus for any sale of our securities, it will be subject to the prospectus delivery requirements of the Securities Act of 1933.

     The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our securities and activities of the selling security holders.

                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.01 per share, and 25,000,000 shares of preferred stock, par value $.01 per share. As of January 20, 2004, we had 37,911,828 shares of common stock issued and outstanding, which includes 12,500,000 shares of our common stock issued in escrow subject to the terms of our November-December 2003 private placement. No shares of our preferred stock are currently outstanding. The following discussion summarizes our capital stock. This summary is not complete and you should refer to our articles of incorporation and our bylaws, which have been filed as an exhibit to our registration statement of which this prospectus forms a part.

COMMON STOCK

     The holders of our common stock are entitled to dividends, if any, as our board of directors may declare from time to time from legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock that we may issue in the future. The holders of our common stock are entitled to one vote per share on any matter to be voted upon by shareholders.

     Our articles of incorporation do not provide for cumulative voting in connection with the election of directors. Accordingly, directors will be elected by a plurality of the shares voting once a quorum is present. No holder of our common stock has any preemptive right to subscribe for any shares of capital stock issued in the future.

     Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our common stock are entitled to share, on a pro rata basis, all assets remaining after payment to creditors and subject to prior distribution rights of any shares of preferred stock that we may issue in the future. All of the outstanding shares of common stock are, and the shares offered by us in this offering will be, fully paid and non-assessable.

PREFERRED  STOCK

     Under our articles of incorporation, we may issue up to 25,000,000 shares of preferred stock. No shares of our preferred stock are currently outstanding. Under our articles of incorporation, our board of directors, without further action by our shareholders, is authorized to issue shares of preferred stock in one or more classes or series. The board of directors may designate the preferred shares as to series, class, preferences, limitations and other provisions as the board of directors may designate from time to time. The preferred stock could have voting or conversion rights that could adversely affect the voting power or other rights of holders of our common stock. The issuance of preferred stock could also have the effect, under certain circumstances, of delaying, deferring or preventing a takeover or other transaction that holders of some or a majority of our common stock might believe to be in their best interests or in which holder might receive a premium for their shares over the then market price of the shares. We currently have no plans to issue any shares of preferred stock.

CERTAIN LIMITED LIABILITY AND INDEMNIFICATION PROVISIONS

   Limitation of Director Liability

     Under Idaho law, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he or she was a director of the corporation against reasonable expenses incurred by him or her in connection with the proceeding.

     Under Idaho law, a corporation may indemnify an individual who is a party to a proceeding because he or she is an officer or director against liability incurred in the proceeding if the officer or director

     -    acted in good faith,

     - reasonably believed that his or her conduct was in the best interests of the corporation, and

     - in all cases, reasonably believed that his or her conduct was at least not opposed to the best interests of the corporation.

     In the case of any criminal proceeding, a corporation may indemnify an officer or director if that person had no reasonable cause to believe his or her conduct was unlawful; or the officer or director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the corporation's articles of incorporation.

     We have purchased an insurance policy covering our officers and directors, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits, or proceedings and certain liabilities which might be imposed as a result of such actions, suits, or proceedings, to which they are parties by reason of being or having been our directors or officers.

   Commission Position on Indemnification for Securities Act Liabilities

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our common stock is OTC Stock
Transfer.

                         SHARES ELIGIBLE FOR FUTURE SALE

     Sales of substantial amounts of common stock (including shares issued upon the exercise of outstanding options) in the public market after this offering could cause the market price of our common stock to decline. Those sales also might make it more difficult for us to sell equity-related securities in the future or reduce the price at which we could sell any equity-related securities.

     All of the shares sold in this offering will be freely tradable without restriction under the Securities Act of 1933 unless those shares are held by "affiliates," as that term is defined in Rule 144 under the Securities Act of 1933. Of the outstanding shares not sold in this offering, 3,833,107 shares will be eligible for sale immediately as of the date of this prospectus, a portion of which will be subject to Rule 144 volume limitations.

RULE 144

     In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person deemed to be our affiliate, or a person holding restricted shares who beneficially owns shares that were not acquired from us or our affiliate within the previous one year, would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

     -    1% of the then outstanding shares of our common stock, or

     - the average weekly trading volume of our common stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission.

     Sales under Rule 144 are subject to requirements relating to manner of sale, notice and availability of current public information about us.

RULE 144(K)

     A person who is not deemed to have been our affiliate at any time during the 90 days immediately preceding a sale and who owned shares for at least two years, including the holding period of any prior owner who is not an affiliate, would be entitled to sell restricted shares following this offering under Rule 144(k) without complying with the volume limitations, manner of sale provisions, public information or notice requirements of Rule 144.

RULE 701 AND OPTIONS

     Rule 701 permits resales of shares in reliance upon Rule 144 but without compliance with some restrictions of Rule 144. Any employee, officer or director or consultant who purchased his shares under a written compensatory plan or contract may rely on the resale provisions of Rule 701. Under Rule 701:

     - affiliates can sell Rule 701 shares without complying with the holding period requirements of Rule 144;

     - non-affiliates can sell these shares in reliance on Rule 144 without having to comply with the holding period, public information, volume limitation or notice provisions of Rule 144; and

     - Rule 701 shares must be held at least 90 days after the date of this prospectus before they can be resold.

STOCK OPTIONS AND WARRANTS

     As of September 30, 2003, options and warrants to purchase a total of 2,359,669 shares of our common stock were outstanding, all of which are currently exercisable. Accordingly, the shares underlying these options may be eligible for sale in the public markets, subject to vesting restrictions described above.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission. This prospectus, which forms a part of that registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules thereto as permitted by the rules and regulations of the Securities and Exchange Commission. For further information with respect to us and the shares of our common stock offered hereby, please refer to the registration statement, including its exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and, where the contract or other document is an exhibit to the registration statement, each such statement is qualified in all respects by the provisions of such exhibit, to which reference is hereby made. You may review a copy of the registration statement at the Securities and Exchange Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The registration statement can also be reviewed by accessing the Securities and Exchange Commission's Internet site at http://www.sec.gov. Upon the completion of this offering, we will be subject to the information and reporting requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file periodic reports, proxy statements or information statements, and other information with the Securities and Exchange Commission. These reports can also be reviewed by accessing the Securities and Exchange Commission's Internet site.

     You should rely only on the information provided in this prospectus, any prospectus supplement or as part of the registration statement Filed on Form SB-2 of which this prospective is a part, as such registration statement is amended and in effect with the Securities and Exchange Commission. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of those documents.

                                  LEGAL MATTERS

     Our legal counsel, Jenkens & Gilchrist Parker Chapin, LLP, New York, New York, will pass upon the validity of the issuance of the common stock being offered by this prospectus.

                             INDEPENDENT ACCOUNTANTS

     Our financial statements as of December 31, 2002 and for each of the two years in the period ended December 31, 2002 in this prospectus have been audited by Williams & Webster, P.S., independent accountants given upon such firm's authority as an expert in auditing and accounting.

                            WESTERN GOLDFIELDS, INC.
                        INDEX TO CONSOLIDATED FINANCIAL
                                   STATEMENTS



INDEPENDENT  ACCOUNTANT'S  REVIEW  REPORT                                   F-2

INDEPENDENT  AUDITOR'S  REPORT                                              F-3

CONSOLIDATED  FINANCIAL  STATEMENTS

     Consolidated  Balance  Sheets                                          F-4

     Consolidated  Statements  of  Operations  and Comprehensive Loss       F-5

     Consolidated  Statement  of  Stockholders'  Equity                     F-6

     Consolidated  Statements  of  Cash  Flows                              F-7

NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS                              F-8

Board of Directors
Western Goldfields, Inc.
Hilton Head Island, South Carolina

                     INDEPENDENT ACCOUNTANT'S REVIEW REPORT

We have reviewed the accompanying consolidated balance sheet of Western Goldfields, Inc. (formerly Bismarck Mining Company) (an exploration stage company) as of September 30, 2003, and the related consolidated statements of operations and comprehensive loss, stockholders' equity, and cash flows for the nine months ended September 30, 2003 and 2002 and for the period from August 26, 1999 (inception of exploration stage) to September 30, 2003. All information included in these financial statements is the representation of the management of Western Goldfields, Inc.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

The financial statements for the years ended December 31, 2002 and 2001 were audited by us and we expressed an unqualified opinion on them in our report dated June 20, 2003. We have not performed any auditing procedures since that date.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has a substantial accumulated deficit and no revenues. Management's plans regarding the resolution of these issues are also discussed in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
December 29, 2003

Board of Directors
Western Goldfields, Inc.
Hilton Head Island, South Carolina

                          INDEPENDENT AUDITOR'S REPORT

We have audited the accompanying consolidated balance sheets of Western Goldfields, Inc. (formerly Bismarck Mining Company, an exploration stage company) as of December 31, 2002 and 2001, and the related consolidated statements of operations and comprehensive loss, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Western Goldfields, Inc. as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has no revenues and recurrent losses. Management's plans regarding the resolution of these issues are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
June 20, 2003

                                             WESTERN GOLDFIELDS, INC.
                                        (FORMERLY BISMARCK MINING COMPANY)
                                          (AN EXPLORATION STAGE COMPANY)
                                            CONSOLIDATED BALANCE SHEETS


                                                                       September 30,
                                                                           2003       December 31,   December 31,
                                                                       (unaudited)        2002           2001
                                                                      --------------  -------------  -------------
ASSETS
  CURRENT ASSETS
    Cash                                                              $      65,950   $    209,101   $          -
                                                                      --------------  -------------  -------------
      TOTAL CURRENT ASSETS                                                   65,950        209,101              -
                                                                      --------------  -------------  -------------

  MINERAL PROPERTY                                                                -              -         15,000
                                                                      --------------  -------------  -------------

  OTHER ASSETS
    Deposit for acquisition of mining property                              167,789              -              -
    Investments                                                             721,500        465,961          9,932
    Bond                                                                          -          5,000              -
    Loan receivable                                                          10,000         10,000              -
    Accrued interest - loan receivable                                        1,800          1,400              -
    Allowance for bad debt - loan receivable                                (11,800)       (11,400)             -
                                                                      --------------  -------------  -------------
      TOTAL OTHER ASSETS                                                    889,289        470,961          9,932
                                                                      --------------  -------------  -------------

TOTAL ASSETS                                                          $     955,239   $    680,062   $     24,932
                                                                      ==============  =============  =============

LIABILITIES & STOCKHOLDERS' EQUITY
  CURRENT LIABILITIES
    Accounts payable                                                  $      67,772   $      5,000   $     22,554
    Accrued expenses - related party                                         54,000         46,000              -
    Loan payable - related party                                                  -         10,000              -
                                                                      --------------  -------------  -------------
      TOTAL CURRENT LIABILITIES                                             121,772         61,000         22,554
                                                                      --------------  -------------  -------------

  COMMITMENTS AND CONTINGENCIES                                                   -              -              -
                                                                      --------------  -------------  -------------

  STOCKHOLDERS' EQUITY
    Preferred stock, $0.01 par value, 25,000,000 shares authorized;
      no shares issued and outstanding                                            -              -              -
    Common stock, $0.01 par value, 100,000,000 shares authorized;
      9,624,469, 8,880,276 and 3,333,333 shares issued and
      outstanding, respectively                                              96,245         88,803         33,333
    Additional paid-in capital                                            1,525,187      1,136,965        534,324
    Stock options and warrants                                              239,315         53,150              -
    Accumulated deficit prior to exploration stage                         (466,609)      (466,609)      (466,609)
    Accumulated deficit during exploration stage                           (998,086)      (372,247)        (2,196)
    Other comprehensive income (loss)                                       437,415        179,000        (96,474)
                                                                      --------------  -------------  -------------
      TOTAL STOCKHOLDERS' EQUITY                                            833,467        619,062          2,378
                                                                      --------------  -------------  -------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                            $     955,239   $    680,062   $     24,932
                                                                      ==============  =============  =============




                        See accompanying notes and accountant's review report.

                                      WESTERN GOLDFIELDS, INC.
                                 (FORMERLY BISMARCK MINING COMPANY)
                                   (AN EXPLORATION STAGE COMPANY)
                    CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS


                                                                                        August 26, 1999
                                                                                         (Inception of
                                                                                       Exploration Stage)
                                            Nine Months Ended                           to September 30,
                                              September 30,       Years Ended December 31,
                                            2003         2002     -----------------------    2003
                                         (unaudited)  (unaudited)    2002        2001     (unaudited)
                                         -----------  ----------  ----------  -----------  ---------

REVENUES                                 $        -   $       -   $       -   $        -   $       -
                                         -----------  ----------  ----------  -----------  ----------

EXPENSES
  Exploration                                54,415     120,155     184,563            -     238,978
  Consulting                                312,834       7,800      68,368            -     381,202
  Directors fees                            155,970           -           -            -     155,970
  Bad debts                                     400           -      11,400            -      11,800
  Professional fees                          56,858           -      15,500            -      72,358
  Financing                                  28,688           -      18,150            -      46,838
  General and administrative                 23,252       2,903       8,226          756      33,674
                                         -----------  ----------  ----------  -----------  ----------
    TOTAL EXPENSES                          632,417     130,858     306,207          756     940,820
                                         -----------  ----------  ----------  -----------  ----------

OPERATING LOSS                             (632,417)   (130,858)   (306,207)        (756)   (940,820)
                                         -----------  ----------  ----------  -----------  ----------

OTHER INCOME (EXPENSE)
  Interest Income                               401           -           -            -         401
  Gain (loss) on sale of investments          6,177           -     (63,844)           -     (57,667)
                                         -----------  ----------  ----------  -----------  ----------
    Total Other Income (Expense)              6,578           -

LOSS BEFORE INCOME TAXES                   (625,839)   (130,858)   (370,051)        (756)   (998,487)

INCOME TAXES                                      -           -           -            -           -
                                         -----------  ----------  ----------  -----------  ----------

NET LOSS                                   (625,839)   (130,858)   (370,051)        (756)   (998,487)
                                         -----------  ----------  ----------  -----------  ----------

OTHER COMPREHENSIVE INCOME (LOSS)
  Change in market value of securities      258,415       3,000     179,000      (38,306)    340,941
  Adjustment for securities sold                  -           -      96,474            -      96,474
                                         -----------  ----------  ----------  -----------  ----------

NET COMPREHENSIVE LOSS                   $ (367,424)  $(127,858)  $ (94,577)  $  (39,062)  $(561,072)
                                         ===========  ==========  ==========  ===========  ==========


BASIC AND DILUTED NET LOSS PER SHARE     $    (0.07)  $   (0.04)  $   (0.08)  $      nil
                                         ===========  ==========  ==========  ===========

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING               9,213,454   3,373,210   4,708,023    3,333,333
                                         ===========  ==========  ==========  ===========



                        See accompanying notes and accountant's review report.

                                                  WESTERN GOLDFIELDS, INC.
                                             (FORMERLY BISMARCK MINING COMPANY)
                                               (AN EXPLORATION STAGE COMPANY)
                                       CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY



                                                             Common Stock
                                                         ---------------------  Additional  Stock Options
                                                           Number                 Paid-in        and          Accumulated
                                                         of Shares    Amount      Capital      Warrants         Deficit
                                                         ----------  ---------  -----------  -------------  ---------------

Balance, August 26, 1999                                   500,000   $  5,000   $  456,251   $          -   $     (466,609)

Common stock for investments at approximately
  $0.01 per share                                        2,833,333     28,333       78,073              -                -

Net loss for the period ended December 31, 1999                  -          -            -              -             (720)

Other comprehensive loss                                         -          -            -              -                -
                                                         ----------  ---------  -----------  -------------  ---------------

Balance, December 31, 1999                               3,333,333     33,333      534,324              -         (467,329)

Net loss for the year ended December 31, 2000                    -          -            -              -             (720)

Other comprehensive income                                       -          -            -              -                -
                                                         ----------  ---------  -----------  -------------  ---------------

Balance, December 31, 2000                               3,333,333     33,333      534,324              -         (468,049)

Net loss for the year ended December 31, 2001                    -          -            -              -             (756)

Other comprehensive loss                                         -          -            -              -                -
                                                         ----------  ---------  -----------  -------------  ---------------

Balance, December 31, 2001                               3,333,333     33,333      534,324              -         (468,805)

Common stock issued for:
  property at $0.45 per share                              250,000      2,500      110,000              -                -
  payables at $0.37 per share                               16,667        167       18,351              -                -

Common stock and warrants issued for
  cash at $0.30 per share                                1,771,669     17,717      460,633         53,150                -

Adjustment and correction to outstanding shares              8,607         86          (86)             -                -

Acquisition of Calumet Mining Company                    3,500,000     35,000       13,743              -                -

Net loss for the year ended December 31, 2002                    -          -            -              -         (370,051)

Other comprehensive income                                       -          -            -              -                -
                                                         ----------  ---------  -----------  -------------  ---------------

Balance, December 31, 2002                               8,880,276     88,803    1,136,965         53,150         (838,856)

Common stock and warrants issued for
  services at $0.30 per share                              292,500      2,925       76,050          8,775                -

Common stock issued for services at $0.30 per share          9,834         98        2,852              -                -

Common stock issued for exercise of  warrants at $0.45
  per share, net of commission expense of $14,850          335,000      3,350      142,600        (10,050)               -

Stock options issued for services                                -          -            -         31,470                -

Stock options issued for directors fees                          -          -            -        155,970                -

Common stock issued for deposit at $1.50 per share         111,859      1,119      166,670              -                -

Shares cancelled                                            (5,000)       (50)          50              -                -

Net loss for the nine months ended September 30, 2003            -          -            -              -         (625,839)

Other comprehensive income                                       -          -            -              -                -
                                                         ----------  ---------  -----------  -------------  ---------------

Balance, September 30, 2003 (unaudited)                  9,624,469   $ 96,245   $1,525,187   $    239,315   $   (1,464,695)
                                                         ==========  =========  ===========  =============  ===============



                                                             Other
                                                         Comprehensive
                                                         Income (Loss)     Total
                                                         --------------  ----------

Balance, August 26, 1999                                 $           -   $  (5,358)

Common stock for investments at approximately
  $0.01 per share                                                    -     106,406

Net loss for the period ended December 31, 1999                      -        (720)

Other comprehensive loss                                       (89,381)    (89,381)
                                                         --------------  ----------

Balance, December 31, 1999                                     (89,381)     10,947

Net loss for the year ended December 31, 2000                        -        (720)

Other comprehensive income                                      31,213      31,213
                                                         --------------  ----------

Balance, December 31, 2000                                     (58,168)     41,440

Net loss for the year ended December 31, 2001                        -        (756)

Other comprehensive loss                                       (38,306)    (38,306)
                                                         --------------  ----------

Balance, December 31, 2001                                     (96,474)      2,378

Common stock issued for:
  property at $0.45 per share                                        -     112,500
  payables at $0.37 per share                                        -      18,518

Common stock and warrants issued for
  cash at $0.30 per share                                            -     531,500

Adjustment and correction to outstanding shares                      -           -

Acquisition of Calumet Mining Company                                -      48,743

Net loss for the year ended December 31, 2002                        -    (370,051)

Other comprehensive income                                     275,474     275,474
                                                         --------------  ----------

Balance, December 31, 2002                                     179,000     619,062

Common stock and warrants issued for
  services at $0.30 per share                                        -      87,750

Common stock issued for services at $0.30 per share                  -       2,950

Common stock issued for exercise of  warrants at $0.45
  per share, net of commission expense of $14,850                    -     135,900

Stock options issued for services                                    -      31,470

Stock options issued for directors fees                              -     155,970

Common stock issued for deposit at $1.50 per share                   -     167,789

Shares cancelled                                                     -           -

Net loss for the nine months ended September 30, 2003                -    (625,839)

Other comprehensive income                                     258,415     258,415
                                                         --------------  ----------

Balance, September 30, 2003 (unaudited)                  $     437,415   $ 833,467
                                                         ==============  ==========




             See accompanying notes and accountant's review report.

                                                  WESTERN GOLDFIELDS, INC.
                                             (FORMERLY BISMARCK MINING COMPANY)
                                               (AN EXPLORATION STAGE COMPANY)
                                           CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                              August 26, 1999
                                                                Nine Months Ended                              (Inception of
                                                                   September 30,                              Exploration Stage)
                                                             ------------------------                         to September 30,
                                                                2003         2002     Years Ended December 31,      2003
                                                             (unaudited)  (unaudited)     2002         2001     (unaudited)
                                                             ------------  ----------  ----------  ------------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                   $  (625,839)  $(130,858)  $(370,051)  $      (756)  $(998,086)
  Adjustments to reconcile net loss to net cash used by
  operating activities:
    Loss (gain) on investments                                    (6,177)          -      63,844             -      57,667
    Loss on impairment of assets                                       -     112,500     177,562             -     177,562
    Common stock, options and warrants issued for services       122,170           -           -             -     122,170
    Stock options issued for  directors fees                     155,970           -           -             -     155,970
    Changes in assets and liabilities:
    Accrued interest receivable                                     (400)          -        (267)            -        (667)
    Allowance for bad debt                                           400           -      11,400             -      11,800
    Accounts payable                                              62,772      21,625       2,574           756      67,772
    Accrued expenses                                               8,000           -      46,000             -      54,000
                                                             ------------  ----------  ----------  ------------  ----------
Net cash provided (used) by operating activities                (283,104)      3,267     (68,938)            -    (351,812)
                                                             ------------  ----------  ----------  ------------  ----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of investments                                        (29,972)          -    (255,961)            -    (285,933)
  Sale of investments                                             39,025           -           -             -      39,025
  Refund of bond                                                   5,000           -           -             -       5,000
  Purchase of mining claims                                            -      (7,500)     (7,500)            -      (7,730)
                                                             ------------  ----------  ----------  ------------  ----------
Net cash provided (used) by investing activities                  14,053      (7,500)   (263,461)            -    (249,638)
                                                             ------------  ----------  ----------  ------------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Loan proceeds                                                   15,115      10,000      10,000             -           -
  Payments on loans                                              (25,115)          -           -             -           -
  Common stock and warrants issued for cash                      135,900           -     531,500             -     667,400
                                                             ------------  ----------  ----------  ------------  ----------
Net cash provided by financing activities                        125,900      10,000     541,500             -     667,400
                                                             ------------  ----------  ----------  ------------  ----------

Change in cash                                                  (143,151)      5,767     209,101             -      65,950

Cash, beginning of period                                        209,101           -           -             -           -
                                                             ------------  ----------  ----------  ------------  ----------

Cash, end of period                                          $    65,950   $   5,767   $ 209,101             -   $  65,950
                                                             ============  ==========  ==========  ============  ==========

SUPPLEMENTAL CASH FLOW DISCLOSURES:
  Interest paid                                              $         -   $       -   $       -   $         -   $       -
                                                             ============  ==========  ==========  ============  ==========
  Income taxes paid                                          $         -   $       -   $       -   $         -   $       -
                                                             ============  ==========  ==========  ============  ==========

NON-CASH FINANCING AND
INVESTING ACTIVITIES:
    Stock issued for investments                             $         -   $       -   $       -   $         -   $ 106,406
    Stock issued for payables                                $         -   $  18,518   $  18,518   $         -   $  18,518
    Stock issued for mineral properties                      $         -   $ 112,500   $ 112,500   $         -   $ 112,500
    Stock issued for services                                $     2,950   $       -   $       -   $         -   $   2,950
    Stock and warrants issued for services                   $    87,750   $       -   $       -   $         -   $  87,750
    Stock options issued for services                        $    31,470   $       -   $       -   $         -   $  31,470
    Stock options issued for deposit for acquisition         $   167,789   $       -   $       -   $         -   $ 167,789
    Stock options issued for directors fees                  $   155,970   $       -   $       -   $         -   $ 155,970



                                    See accompanying notes and accountant's review report.

                            WESTERN GOLDFIELDS, INC.
                       (FORMERLY BISMARCK MINING COMPANY)
                         (AN EXPLORATION STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Western Goldfields, Inc. (hereinafter "the Company") filed for incorporation on January 15, 1924 under the laws of the State of Idaho primarily for the purpose of acquiring, exploring, and developing mineral properties. The Company operates on a calendar year.

The Company is actively seeking additional capital and management believes that the Company can develop mining claims. However, there are inherent uncertainties in mining operations and management cannot provide assurances that it will be successful in this endeavor. Furthermore, the Company is in the exploration stage, as it has not realized any significant revenues from its planned operations.

In August 2002, the Company changed its name from Bismarck Mining Company to Western Goldfields, Inc.

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

This summary of significant accounting policies is presented to assist in understanding the consolidated financial statements. The consolidated financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the consolidated financial statements.

Accounting Method
-----------------
The Company uses the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates
----------------
The process of preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the consolidated financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Exploration Stage Activities
----------------------------
The Company was formed in January 1924 as a junior exploration enterprise that pursued various mineral properties and claims. In 1971, the Company entered a period of dormancy where the only activity undertaken was that of maintaining the organization's corporate structure. In 1999, the Company emerged from its dormancy to actively pursue various opportunities concerning mineral resources and exploration. The Company is primarily engaged in the acquisition, exploration and development of mining properties.

                            WESTERN GOLDFIELDS, INC.
                       (FORMERLY BISMARCK MINING COMPANY)
                         (AN EXPLORATION STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash  and  Cash  Equivalents
----------------------------
For purposes of the statements of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Derivative Instruments
----------------------
The Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB No. 133," SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," and SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities," which is effective for the Company as of June 30, 2003. These standards establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

Historically, the Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes.

At September 30, 2003, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Compensated  Absences
---------------------
The Company's policy is to recognize the cost of compensated absences when actually paid to employees. If the amount were estimable, it would not be currently recognized as the amount would be deemed immaterial.

Comprehensive  Income  (Loss)
-----------------------------
Effective January 1, 1998, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income", which was issued in June 1997. SFAS No. 130 establishes rules for the reporting and displaying of comprehensive income and its components, but had no effect on the Company's net loss. SFAS No. 130 requires unrealized gains and losses on the Company's available-for-sale securities, which prior to adoption were reported separately in stockholders' equity, to be included in comprehensive income.

                            WESTERN GOLDFIELDS, INC.
                       (FORMERLY BISMARCK MINING COMPANY)
                         (AN EXPLORATION STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Exploration  Costs
------------------
In accordance with accounting principles generally accepted in the United States of America, the Company expenses exploration costs as incurred.

Recent Accounting Pronouncements
--------------------------------
In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" (hereinafter "SFAS No. 150"). SFAS No. 150 establishes standards for classifying and measuring certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. Previously, many of those instruments were classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company has determined that this statement has no effect on the Company's financial statements.

In  April  2003,  the  Financial  Accounting Standards Board issued Statement of
Financial Accounting Standards No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" (hereinafter "SFAS No. 149"). SFAS No. 149 amends and clarifies the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". This statement is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 did not impact the financial position or results of operations of the Company.

In January 2003, the Financial Accounting Standards Board issued FASB Interpretation No. 46 "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51" (hereinafter "FIN 46"). FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. The provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The Company does not have any entities that require disclosure or new consolidation under the provisions of FIN 46.

Provision for Taxes
-------------------
Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management

                            WESTERN GOLDFIELDS, INC.
                       (FORMERLY BISMARCK MINING COMPANY)
                         (AN EXPLORATION STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Provision for Taxes (continued)
-------------------------------
does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset.

At September 30, 2003, the Company had net deferred tax assets (calculated at an expected rate of 34%) of approximately $245,000 principally arising from net operating loss carryforwards for income tax purposes. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset has been established at September 30, 2003. The significant components of the deferred tax asset at September 30, 2003 and December 31, 2002 were as follows:

                                         September 30,    December
                                             2003         31, 2002
                                        ---------------  ----------
Net operating loss carryforward         $      710,000   $ 365,000
                                        ===============  ==========

Deferred tax asset                      $      245,000   $ 126,000
                                        ---------------  ----------
Deferred tax asset valuation allowance        (245,000)   (126,000)
                                        ---------------  ==========
      Net tax assets                    $            -   $       -
                                        ===============  ==========

At September 30, 2003, the Company has net operating loss carryforwards of approximately $710,000, which expire in the years 2020 through 2023. The Company recognized approximately $278,000 of losses from issuance of restricted common stock and stock options for services in fiscal 2003, which are not deductible for tax purposes and are not included in the above calculation of deferred tax assets. The change in the allowance account from December 31, 2002 to September 30, 2003 was $119,000. The Company has also issued substantial amounts of new common stock which may have resulted in a control change during 2003. A control change may limit the availability of the net operating losses from periods prior to the control change.

Basic and Diluted Net Loss Per Share
------------------------------------
Net loss per share was computed by dividing the net loss by the weighted average number of shares outstanding during the period. The weighted average number of shares was calculated by taking the number of shares outstanding and weighting them by the amount of time that they were outstanding. Basic and diluted net loss per share were the same, as there were no common stock equivalents outstanding.

Going Concern
-------------
The Company's consolidated financial statements have been presented on a going concern basis that contemplates the satisfaction of liabilities in the normal course of business. As shown in the accompanying consolidated financial statements, the Company has an accumulated deficit of $1,464,695 and had no revenues. These conditions raise substantial doubt about the Company's

                            WESTERN GOLDFIELDS, INC.
                       (FORMERLY BISMARCK MINING COMPANY)
                         (AN EXPLORATION STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Going Concern (continued)
-------------------------
ability to continue as a going concern. For the twelve-month period subsequent to September 30, 2003, the Company anticipates that its minimum cash requirements to continue as a going concern will be approximately $250,000. Management has plans to seek additional capital through a private placement of its common stock. The consolidated financial statements do not include any adjustments relating to the amounts and classifications of liabilities that might be necessary in the event the Company cannot continue in existence.

Fair  Value  of  Financial  Instruments
---------------------------------------
The carrying amount for investments, the bond, loans receivable, accrued interest, accounts payable and the loan payable approximate their fair value.

Principles  of  Consolidation
-----------------------------
The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, after elimination of the intercompany accounts and transactions. The wholly owned subsidiary of the Company is listed in Note 10.

Accounting for Stock Options and Warrants Granted to Employees and Nonemployees
-------------------------------------------------------------------------------
Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (hereinafter "SFAS No. 123"), defines a fair value-based method of accounting for stock options and other equity instruments. The Company has adopted this method, which measures compensation costs based on the estimated fair value of the award and recognizes that cost over the service period.

Interim  Financial  Statements
------------------------------
The interim consolidated financial statements for the period ended September 30, 2003, included herein, have not been audited, at the request of the Company. They reflect all adjustments, which are, in the opinion of management, necessary to present fairly the results of operations for the period. All such adjustments are normal recurring adjustments. The results of operations for the period presented is not necessarily indicative of the results to be expected for the full fiscal year.


NOTE 3 - MINERAL PROPERTIES

Gold  Point  Mine
-----------------
In August 2002, the Company transferred mineral properties in Shoshone County, Idaho, along with investments, cash and Company common stock, in exchange for the Gold Point Mine located near Downieville, California. Due to a lack of evidence establishing proven and probable reserves, the acquisition cost of this mine was included as an exploration expense in the net loss for the year ended December 31, 2002.

                            WESTERN GOLDFIELDS, INC.
                       (FORMERLY BISMARCK MINING COMPANY)
                         (AN EXPLORATION STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003

NOTE 3 - MINERAL PROPERTIES (CONTINUED)

Mesquite  Mine
--------------
In July 2003, the Company issued 111,859 shares of common stock as a deposit on the purchase of the Mesquite Mine. These shares were valued at $1.50 per share, or $167,789 and recorded as a deposit for the acquisition of mining property in the financial statements. See Note 13.

Other  Properties
-----------------
Calumet Mining Company, the Company's subsidiary, holds several mining claims throughout Nevada and Idaho. They consist of four unpatented mining claims in Sunnyslope, Nevada, two unpatented mining claims in Koegel Hills, Nevada, two unpatented mining claims in Corral Canyon, Nevada, six unpatented mining claims in Buckskin North, Nevada, two unpatented mining claims in Golden Lyon, Nevada, nineteen unpatented lode mining claims in Shoshone County, Idaho, a 10-year lease for 635 acres in Shoshone County, Idaho and five unpatented lode mining claims in the Pyramid Mine near Fallon, Nevada. Due to a lack of evidence establishing proven and probable reserves, the acquisition costs of these mines were included in Calumet Mining Company's net loss for the period ended August 25, 2002 as an exploration expense. See Note 10.


NOTE 4 - INVESTMENTS

The Company's investments are summarized as follows:

                                        September 30,   December 31,    December 31,
                                            2003           2002            2001
                                       --------------  -------------  --------------
Fair value of common stock holdings:
     Cadence Resources Corporation     $       71,500  $      39,961  $           -
     Lucky Joe Mining Company                       -          1,000              -
     Trend Mining Company                     650,000        425,000              -
     Grand Central Silver Mines                     -              -          9,932
                                       --------------  -------------  --------------
Total fair value                              721,500        465,961          9,932
Cost                                          284,085        286,961        106,406
                                       --------------  -------------  --------------
Gross unrealized holding gain (loss)   $      437,415  $     179,000  $     (96,474)
                                       ==============  =============  ==============


The Company classifies its investments as available-for-sale securities. Cadence Resources Corporation, Lucky Joe Mining Company and Trend Mining Company are related parties in that the Company and the investees have one or more common officers.

                            WESTERN GOLDFIELDS, INC.
                       (FORMERLY BISMARCK MINING COMPANY)
                         (AN EXPLORATION STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003

NOTE  5  -  LOANS  RECEIVABLE

In  January  2003,  the  Company  paid  expenses  on behalf of Cadence Resources
Corporation in the amount of $15,115. In June 2003, these non-interest bearing cash advances were repaid in full.

In September 2000, Calumet Mining Company loaned Elite Logistics $36,000 at 8% per annum, uncollateralized, payable upon demand. In February 2001, principal and accrued interest were partially repaid in the form of securities, leaving a balance of $10,000. Prior to the origination of this loan, an officer of the Company was an officer of Elite Logistics. Since the officer was not affiliated with Elite Logistics at the time of the transaction or during the periods reported on, the loan has not been considered a related party transaction for financial statement presentation purposes. An allowance for bad debt has been established for the full amount of the loan including accrued interest.


NOTE  6  -  LOAN  PAYABLE

In September 2002, Dotson Exploration Company, a related party, loaned $10,000 to the Company. The debt was uncollaterized, noninterest bearing and due on demand. In June 2003, the loan was repaid in full.


NOTE  7  -  PREFERRED  STOCK

The Company has 25,000,000 shares of $0.01 par preferred stock authorized. No shares are issued or outstanding.

NOTE 8 - COMMON STOCK

In 2003, the Company issued 292,500 units of common stock for services rendered of $87,750. Each unit consists of one share of common stock and a warrant exercisable for the purchase of one share of common stock. See Note 8. In January 2003, the Company cancelled 5,000 shares of common stock valued at par as part of a shareholder transaction. Also in 2003, the Company issued 9,834 shares of common stock for services rendered of $2,950.

In July 2003, the Company issued 111,859 shares of common stock, valued at $167,789 as a deposit on the purchase of the Mesquite Mine.

Also during 2003, the Company entered into a consulting agreement which obligates the Company to pay $2,000 cash and 3,000 shares each month. At
September 30, 2003, the value of the 12,000 shares payable was $22,800 and is reflected in accounts payable.

In April 2002, the Company issued 16,667 shares to a related party for outstanding payables attributable to accounting, stock transfer and consulting services rendered of $18,518. On

                            WESTERN GOLDFIELDS, INC.
                       (FORMERLY BISMARCK MINING COMPANY)
                         (AN EXPLORATION STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003

NOTE  8  -  COMMON  STOCK  (CONTINUED)

August 24, 2002, the Company completed a 1 for 3 reverse split. Prior issuances presented in these financial statements have been adjusted to reflect the split. On August 25, 2002, the Company acquired all of the outstanding shares of Calumet Mining Company on a 1 for 2 basis by issuing 3,500,000 shares. See Note
10. Also in August 2002, the Company issued 250,000 shares of the Company's common stock plus other consideration for a mineral property known as the Gold Point Mine. The Company's common stock issued as part of this transaction was valued at $112,500. In December 2002, the Company issued 1,771,669 units of common stock for $531,500 cash. Each unit consists of one share of common stock and a warrant exercisable for the purchase of one share of common stock. See
Note 9. The Company made other cumulative stock corrections during 2002 in the amount of 8,607 shares.

On August 26, 1999, the Company issued 2,833,333 shares of its common stock for 141,875 shares of Grand Central Silver Mines valued at $106,406. This was the first issuance of Western Goldfields, Inc. stock since the Company entered dormancy in 1971.


NOTE  9  -  STOCK  OPTIONS  AND  WARRANTS

The Company estimates the fair value of options and warrants using the Black-Scholes Option Price Calculation. The Company used the following assumptions in estimating fair value: the risk-free interest rate was 5%, volatility ranging from 45% to 48%, and the expected life of the options and warrants varied from two to four years. The Company also assumed that no dividends would be paid on common stock.

In 2003 the Company issued 50,000 options to purchase common stock for consulting services rendered. The options have an exercise price of $1.70 per share and are exercisable for four years. These options were valued at $31,470. The Company also issued 75,000 each to two directors for services rendered.
The options have an exercise price of $1.00 per share, and are exercisable for three years. These options were valued at $155,970.

No options were issued prior to January 1, 2003.

In January 2003, the Company issued 292,500 units of common stock for services rendered. Each unit consists of one share of common stock and a warrant exercisable for the purchase of one share of common stock. The warrants have an exercise price of $0.45 per share, are fully vested and can be exercised for up to two years from the date they were issued. The common stock in this transaction was valued at $0.27 per share, and the warrants at $0.03 per share. Also in 2003, the Company issued 50,000 stock options to a consultant for services rendered, valued at $31,470. The Company also issued 150,000 stock options as board of directors fees, valued at $155,970.

                            WESTERN GOLDFIELDS, INC.
                       (FORMERLY BISMARCK MINING COMPANY)
                         (AN EXPLORATION STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003

NOTE 9 - STOCK OPTIONS AND WARRANTS (CONTINUED)

In December 2002, the Company issued 1,771,669 units of common stock for $531,500 cash. Each unit consists of one share of common stock and a warrant exercisable for the purchase of one share of common stock. The warrants have an exercise price of $0.45 per share, are fully vested and can be exercised for up to two years from the date they were issued. The common stock in this transaction was valued at $0.27 per share, and the warrants at $0.03 per share. The following is a summary of stock options:

                                                                     Weighted
                                                                     Average
                                                                     Exercise
                                                           Shares     Price
                                                          ---------  --------

   January 1, 2003                                                -  $      -
   Granted                                                  200,000      0.94
   Exercised                                                      -         -
                                                          ---------  --------
   Outstanding and exercisable at September 30,
   2003                                                     200,000  $   0.94
                                                          =========  ========

   Weighted average fair value of options granted during
   the period ended September 30, 2003                               $   1.18
                                                                     ========


NOTE 10 - CALUMET MINING COMPANY

On August 25, 2002, the Company acquired all of the outstanding shares of Calumet Mining Company on a 1 for 2 basis by issuing 3,500,000 shares of the Company's common stock. This was considered a related party transaction because Calumet was controlled and owned in part by one of the Company's directors. The acquisition was accounted for through the purchase method of accounting. The net assets acquired were as follows:


               Cash                            $  1,453
               Investments                       31,000
               Bond - State of Idaho              5,000
               Note receivable                   10,000
               Accrued interest receivable        1,133
               Other assets                         157
               Liabilities                            -
                                               --------
                    Total Net Assets Acquired  $ 48,743
                                               ========

                            WESTERN GOLDFIELDS, INC.
                       (FORMERLY BISMARCK MINING COMPANY)
                         (AN EXPLORATION STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003

NOTE  11  -  RELATED  PARTY  TRANSACTIONS

In April 2002, payables of approximately $22,500 were settled by the issuance of 16,667 shares of the Company and cash of $4,000. See Note 8. The amounts were for general and administrative expenses and were advanced to the Company by its former president.

The Company occupies office space provided by an officer of the Company at no charge. The value of this space is not considered materially significant for financial reporting purposes.

See Notes 4, 5, 6, 10, and 12 for other related party transactions.

NOTE 12 - COMMITMENTS AND CONTINGENCIES

Mining Industry
---------------
The Company is engaged in the exploration and development of mineral properties. At present there are no feasibility studies establishing proven and probable reserves.

Although the minerals exploration and mining industries are inherently speculative and subject to complex environmental regulations, the Company is unaware of any pending litigation or of any specific past or prospective matters which could impair the value of its mining claims.

Consulting Agreements
---------------------
As of August 1, 2002, the Company's president is compensated at $6,000 per month, the secretary/treasurer $3,000 per month and the vice-president $2,000 per month in accordance with consulting service contracts. Amounts owed under these agreements are reflected in the accompanying balance sheets under accrued expenses.

In June 2003, the Company entered into a consulting agreement with an outside consultant. Under the agreement the Company issued 50,000 options valued at $31,470. See Note 9. In addition the Company agreed to pay the consultant $2,000 per month and 3,000 shares of common stock per month, payable at the end of each quarter. The accrued fees, including the value of the 12,000 shares of common stock, or $22,800, are included in accounts payable. See Note 13.

Prospective Penalty Relating to Registration Statement
------------------------------------------------------
In connection with the purchase of the Mesquite Gold Mine, the Company issued shares of its common stock and warrants to purchase shares of its common stock to Newmont Mining Corporation and agreed to register the securities under the Securities Act of 1933. In the registration rights agreement, the Company agreed that if it did not file this registration statement by December 31, 2003 or if the Securities and Exchange Commission did not declare the registration statement effective by March 31, 2004, the Company would incur a penalty of approximately $350,000 per year based on the cash flow royalty interest related to the purchase of the Mesquite Gold Mine.

                            WESTERN GOLDFIELDS, INC.
                       (FORMERLY BISMARCK MINING COMPANY)
                         (AN EXPLORATION STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003

NOTE 12 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

Mine  Operating  Agreement
--------------------------
In September 2003, a Company subsidiary entered into an agreement with Harrison Western Construction Corporation for the operation of the Mesquite Gold Mine. The agreement has six month terms that are automatically renewed unless terminated by one of the parties. If Harrison Western Construction Corporation terminates this agreement, it would have a material adverse effect on the Company's result of operations.


NOTE 13 - SUBSEQUENT EVENTS

In November 2003, the Company completed the purchase of the Mesquite Gold Mine in Imperial County, California. The Company issued an additional 2,217,609 shares of common stock and 2,494,810 warrants with an exercise price of $0.80 per share.

Also in November 2003, the Company created a wholly owned subsidiary, Western Mesquite Mines, Inc. ("WMMI"), which entered into a $6 million credit facility agreement with two companies. The Company guaranteed the obligations of WMMI under the agreement and issued warrants to purchase 780,000 shares of common stock to the companies. The warrants are exercisable for three years from the date of the agreement for a purchase price of $1.00 per share.

The Company also issued in December 2003 an additional 25,060,750 shares of common stock pursuant to a private offering, raising approximately $9,000,000 after expenses. Also, the Company subsequently issued 12,000 shares of common stock payable to a consultant. See Note 12.

================================================  ================================================


                                                                   34,765,118 SHARES
                                                                   5,635,650 WARRANTS


                                                                WESTERN GOLDFIELDS, INC.




                                                                     COMMON STOCK




      UNTIL ____________, 2004 ALL DEALERS THAT
EFFECT  TRANSACTIONS IN THESE SECURITIES MAY BE
REQUIRED  TO  DELIVER A PROSPECTUS.  THIS IS IN
ADDITION  TO THE DEALERS' OBLIGATION TO DELIVER
A PROSPECTUS  WHEN  ACTING  AS UNDERWRITERS AND
WITH RESPECT  TO  THEIR  UNSOLD  ALLOTMENTS  OR
SUBSCRIPTIONS.


                                                                   ____________________

                                                                        PROSPECTUS
                                                                   ____________________




================================================  ================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under the Idaho Business Corporation Act, an Idaho corporation:

     (1) shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding;

     (2) may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if the officer or director conducted himself in good faith and reasonably believed, in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation, and in all cases, that his conduct was at least not opposed to the best interests of the corporation; and in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation, as authorized by section 30-1-202(2)(e), Idaho Code; and

     (3) may indemnify and advance expenses under this part to an officer of the corporation who is a party to a proceeding because he is an officer of the corporation to the same extent as a director; and if he is an officer but not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding; or liability arising out of conduct that constitutes receipt by him of a financial benefit to which he is not entitled, an intentional infliction of harm on the corporation or the shareholders, or an intentional violation of criminal law.

     We have purchased an insurance policy covering our officers and directors, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits, or proceedings and certain liabilities which might be imposed as a result of such actions, suits, or proceedings, to which they are parties by reason of being or having been our directors or officers.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of Western Goldfields, Inc., we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities covered by this registration statement, other than underwriting discounts and commissions. All of the expenses will be borne by us except as otherwise indicated.

Registration fee . . . . . . . . . . . . . . . . . . . . . . . . .  $ 3,038

Fees and expenses of accountants*. . . . . . . . . . . . . . . . .

Fees and expenses of legal counsel*  . . . . . . . . . . . . . . .

Printing and engraving expenses* . . . . . . . . . . . . . . . . .

Miscellaneous expenses*  . . . . . . . . . . . . . . . . . . . . .    _____

Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $


                                      II-1

     __________
     *to be filed by amendment

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

     In April 2002, we issued 16,667 shares of our common stock to H.F. Magnuson & Co. in payment of $18,518 for outstanding payables attributable to accounting, stock transfer and consulting services.

     In August 2002, we acquired all of the outstanding capital stock of Calumet Mining Company for 3.5 million shares of our common stock. The acquisition was structured as a share exchange with one share of our common stock issued for every 2 shares of Calumet Mining Company then outstanding.

     In September 2002, we acquired the Gold Point Mine mining claims from Western Continental, Inc., a company controlled in exchange for 250,000 shares of our common stock, 141,875 shares of Grand Central Silvers Mines we owned and $7,500 in cash. The President of Western Continental is William L. Campbell. Prior to September 2002, Mr. Campbell also served as our President and held more than 50% of our then outstanding common stock.

     In January 2003, we closed a private placement of units consisting of one share of our common stock and a warrant to purchase one share of our common stock. The purchase price per unit in the private placement was $0.30, and the warrants are exercisable until February 1, 2005 at an exercise price of $0.45 per share. We sold 1,980,835 units for net proceeds to us of $534,825. We agreed, under certain circumstances, to register under the Securities Act of 1933, as amended, the shares issued or issuable in the private placement.These registration rights expired in June 2003.

     In February 2003, we issued 83,334 shares of our common stock to Guma Aguiar as a consulting fee for his assistance in raising capital for us. Mr. Aguiar served as our director until November 2003. Also in February 2003, we issued 5,000 shares of our common stock and 1,500 shares of our common stock, to Don Hess and Bill Klud, respectively, in consideration for consulting services related to our mining claims.

     In June 2003 and October 2003, we issued 8,334 and 12,000 shares of our common stock, respectively, to Proteus Capital Corp. in consideration for corporate advisory services with respect to our November-December 2003 private placement and our acquisition of the Mesquite Mine. Proteus Capital Corp. also received warrants to purchase 50,000 shares of our common stock with an exercise price of $1.70 per share exercisable for four years from the date of issuance. In addition, we issued to Proteus Capital Corp. warrants to purchase an additional 200,000 shares of our common stock an exercise price of $1.70 per share exercisable for four years from the date of the closing of the November-December 2003 private placement.

     From August 2003 to October 2003, we issued an aggregate of 350,000 shares of our common stock to seven individual investors upon the exercise of warrants purchased in our January 2003 private placement. The warrant holders exercised the warrants at an exercise price of $0.45 per share. Although the registration rights associated with the underlying shares expired in June 2003, we agreed to register these shares under the Securities Act of 1933, as amended.

     In August 2003, James Mancuso and Kenneth A. Brunk joined our board of directors. In connection with their joining our board of directors, we issued to each of Mr. Mancuso and Mr. Brunk options to purchase 75,000 shares of our common stock, exercisable for a period of three years at an exercise price of $1.00 per share.

     In September 2003, we entered into a business consultant agreement with MGI Fund-Raising Consultants whereby MGI Fund-Raising Consultants would perform financial consulting and public relations services for us. In consideration for its services, we agreed to:

     - issue to MGI Fund-Raising Consultants options to purchase 75,000 shares of our common stock at a price per share equal to the prevail market price at the time of the agreement. The options are exercisable for three years from the date of issuance. In addition, we agreed to register under the

          Securities Act of 1933, as amended, the shares issuable upon exercise of the options upon the demand of MGI Fund-Raising Consultants or if we register other securities of ours;

     - issue to MGI Fund-Raising Consultants 2,500 shares of common stock on a monthly basis;

     - pay a finder's fee of 10% of the gross amounts that MGI Fund-Raising Consultants directly raises for us. in addition, if MGI Fund-Raising Consultants introduces us to another party that raises capital for us, we may pay a finder's fee to MGI Fund-Raising Consultants if the total finder's fee for the transaction does not exceed ten percent; and

     - pay any fees to MGI Fund-Raising Consultants in our common stock valued at 65% of market price of our common stock at the time MGI Fund-Raising Consultants delivers materials related to the transaction to us.

     In early 2003 we began exploring the possibility of acquiring the Mesquite Mine in Imperial County, California from Newmont Mining Corporation and a subsidiary of Newmont Mining Corporation. In July 2003, we issued 111,859 shares of our common stock to Newmont Mining Corporation for an exclusive option to purchase the Mesquite Mine. In November 2003 we completed the purchase of the Mesquite Mine, and Newmont Mining Corporation now owns 3,454,468 shares of our common stock and warrants to purchase an additional 5,635,650 shares of our common stock exercisable for a period of five years beginning approximately 450 days after the date of issuance at an exercise price of $1.00 with certain anti-dilution features. Newmont Mining Corporation is entitled to additional warrants under the transaction, and we are currently discussing with them the terms and number of those additional warrants.

     In November 2003, Western Mesquite Mines, Inc., our wholly-owned subsidiary, entered into a facility agreement with RMB International (Dublin) Limited and RMB Resources Limited. In connection with the facility agreement, we issued warrants to purchase to purchase 780,000 shares of our common stock to RMB Resources Limited. The warrants are exercisable for a period of three years from the date of the facility agreement for a purchase price of $1.00 per share, subject to adjustments.

     In December 2003, we completed a private placement of 12,500,000 units at a price of $0.80 per unit. Units consist of one share of our common stock, a warrant to purchase one share of our common stock exercisable for two years at an exercise price of $1.00 per share and one share of our common stock issued in escrow. Each purchaser of a unit in the private placement will receive the a share per unit purchased if we do not close a transaction with another company before February 28, 2004 which results in the listing of the resulting company's securities on the Toronto Stock Exchange. However, if we successfully close the transaction before February 28, 2004, the shares issued in escrow will be returned to us and cancelled. We also agreed to register under the Securities Act of 1933, as amended, the shares of common stock issued in the private placement, issued upon exercise of the warrant issued in the private placement and shares of any resulting entity in a merger transaction. In addition, we agreed under certain circumstances, upon the request of the holders, to include those shares of our common stock in a securities registration that we undertake on our behalf or on behalf of others.

     The aggregate proceeds to us from the private placement were approximately $9.0 million. For its services as placement agent in the private placement, we agreed to pay to IBK Capital Corp. a commission of 10% of the proceeds of the private placement payable in warrants to purchase our common stock. The warrants are exercisable for a period of two years at an exercise price of $1.00 per share. As of January 20, 2004, we have issued to IBK Capital Corp. warrants to purchase 1,250,000 shares of common stock. The warrants are exercisable for a period of two years from the date of issuance for a purchase price of $1.00 per share, subject to anti-dilution adjustments.

     Except as otherwise indicated above, none of the transactions described above involved any underwriters, underwriting discount or commissions, or any public offering, and we believe that the transactions were exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof or Regulation S or Regulation D promulgated thereunder. All investors represented their intentions to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the instruments issued to them. All investors had adequate access, through their relationships with us, to information about us.

ITEM 27. EXHIBITS

Exhibit
  No.                      Document Description
-------    ------------------------------------------------------------------
   3.1     Articles of Incorporation, as amended, of Western
           Goldfields, Inc.
   3.2     Bylaws of Western Goldfields, Inc.
   4.1     Form of Stock Purchase Warrant by Western Goldfields, Inc.
           in favor of the Investors in the November-December Private
           Placement
   4.2     Warrant, dated November 5, 2003, by Western Goldfields,
           Inc. in favor of RMB Resources Limited (Included in Schedule
           5 to Exhibit 10.2)
   4.3     Warrant, dated November 7, 2003, by Western Goldfields,
           Inc. in favor of Hospah Coal Company
   4.4     Warrant, dated January 20, 2004, by Western Goldfields, Inc.
           in favor of Hospah Coal Company
   5.1*    Opinion of Jenkens & Gilchrist Parker Chapin, LLP
  10.1     Registration Rights Agreement between Western Goldfields,
           Inc. and the Investors in the November-December 2003
           Private Placement
  10.2     Facility Agreement, dated as of November 5, 2003, between
           Western Mesquite Mines, Inc., Each party listed in schedule
           1 as a Guarantor, RMB International (Dublin) Limited and
           RMB Resources Limited
  10.3     Security Agreement, dated as of November 5, 2003, between
           Western Mesquite Mines, Inc., RMB International (Dublin)
           Limited and RMB Resources Limited
  10.4     Mortgage, Security Agreement, Assignment and Financing
           Statement, dated as of November 7, 2003, from Western
           Mesquite Mines, Inc. to RMB International (Dublin) Limited and RMB Resources Limited
  10.5     Pledge Agreement, dated as of November 5, 2003, between
           Western Goldfields, Inc., RMB International (Dublin)
           Limited and RMB Resources Limited
  10.6     Deposit Account Control Agreement, dated as of November
           5, 2003, by and between RMB International (Dublin)
           Limited, RMB Resources Limited, Western Mesquite Mines,
           Inc. and Baker Boyer National Bank
  10.7     Deed of Guarantee and Indemnity, dated as of November 5,
           2003, between RMB Resources Limited, RMB International
           (Dublin) Limited and The companies described in the schedule as Guarantors
  10.8     Management Side Agreement, dated as of November 5,
           2003, between RMB Resources Limited, RMB International
           (Dublin) Limited, Western Mesquite Mines, Inc. and
           Harrison Western Construction Corporation
  10.9     Agreement, dated as of September 1, 2003, between Western
           Mesquite Mines, Inc. and Harrison Western Construction
           Corporation
  10.10    Asset Purchase Agreement, dated effective November 7,
           2003, among Western Mesquite Mines, Inc., Western
           Goldfields, Inc., Hospah Coal Company, and Newmont USA
           Limited dba Newmont Mining Corporation
  10.11    Registration Rights Agreement, dated as of November 7,
           2003, between Western Goldfields, Inc. and Hospah Coal
           Company
  10.11.1 Agreement Regarding Return of Shares, dated January 20, 2004, by and between Western Goldfields, Inc. and Hospah Coal
           Company
  10.12    Net Operating Cash Flow Royalty Agreement, dated November
           7, 2003, between Western Mesquite Mines, Inc. and Hospah
           Coal Company
  10.13    Royalty Agreement, dated November 7, 2003, between
           Western Mesquite Mines, Inc. and Hospah Coal Company
  10.14    Guaranty, dated November 7, 2003, by Western Goldfields,
           Inc. in favor of Newmont USA Limited and Hospah Coal
           Company
  10.15    Exploration and Mining Lease Agreement, dated December
           23, 2002, between Mountain Gold Exploration, Inc, Lane A.
           Griffin and Western Goldfields, Inc.
  10.16    Agreement, dated April 25, 2003, by and among Western
           Goldfields, Inc. and Electrum L.L.C.
  10.17 Business Consultant Agreement, dated September 28, 2003, between MGI Fund-Raising Consultants and Western
           Goldfields, Inc.
  15.1     Letter Re: Unaudited Interim Financial Statement
           Information
  21.1     List of Subsidiaries
  23.1     Consent of Williams & Webster, P.S.
  23.2*    Consent of Jenkens & Gilchrist Parker Chapin, LLP
           (included in Exhibit 5.1)
  24.1     Power of Attorney (included on Signature page)

_______________
*    To be filed by amendment

ITEM 28.  UNDERTAKINGS

(a).     The undersigned hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any additional or changed material information on the plan of distribution.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Texas registration statement to be signed on its behalf by the undersigned, in the city of Plano, state of Texas, on this 9th day of January, 2004.

                                   WESTERN GOLDFIELDS, INC.

                                   By:  /s/  Thomas K. Mancuso
                                      --------------------------------------
                                             Thomas K. Mancuso, President

     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Thomas K. Mancuso and John P. Ryan as true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendment, (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE                 TITLE                                 DATE
---------                 -----                                 ----


/s/Thomas K. Mancuso      President and Director               January 9, 2004
------------------------  (Principal Executive Officer)
Thomas K. Mancuso


/s/ John P. Ryan          Chief Financial Officer, Secretary   December 31, 2003
------------------------  and Director
John P. Ryan              (Principal Financial Officer)


/s/ Howard M. Crosby      Director                             January 9, 2004
------------------------
Howard M. Crosby


/s/ James Mancuso         Chairman of the Board of Directors   January 20, 2004
------------------------
James Mancuso


/s/ Thomas E. Callicrate  Director                             January 20, 2004
------------------------
Thomas E. Callicrate


/s/ Kenneth A. Brunk      Director                             January 20, 2004
------------------------
Kenneth A. Brunk

                                  EXHIBIT INDEX

Exhibit
  No.                      Document Description
-------   -------------------------------------------------------------------
   3.1     Articles of Incorporation, as amended, of Western
           Goldfields, Inc.
   3.2     Bylaws of Western Goldfields, Inc.
   4.1     Form of Stock Purchase Warrant by Western Goldfields, Inc.
           in favor of the Investors in the November-December Private
           Placement
   4.2     Warrant, dated November 5, 2003, by Western Goldfields,
           Inc. in favor of RMB Resources Limited (Included in Schedule
           5 in Exhibit 10.2)
   4.3     Warrant, dated November 7, 2003, by Western Goldfields,
           Inc. in favor of Hospah Coal Company
   4.4     Warrant, dated January 20, 2004, by Western Goldfields, Inc.
           in favor of Hospah Coal Company
   5.1*    Opinion of Jenkens & Gilchrist Parker Chapin, LLP
  10.1     Registration Rights Agreement between Western Goldfields,
           Inc. and the Investors in the November-December 2003
           Private Placement
  10.2     Facility Agreement, dated as of November 5, 2003, between
           Western Mesquite Mines, Inc., Each party listed in schedule
           1 as a Guarantor, RMB International (Dublin) Limited and
           RMB Resources Limited
  10.3     Security Agreement, dated as of November 5, 2003, between
           Western Mesquite Mines, Inc., RMB International (Dublin)
           Limited and RMB Resources Limited
  10.4     Mortgage, Security Agreement, Assignment and Financing
           Statement, dated as of November 7, 2003, from Western
           Mesquite Mines, Inc. to RMB International (Dublin) Limited and RMB Resources Limited
  10.5     Pledge Agreement, dated as of November 5, 2003, between
           Western Goldfields, Inc., RMB International (Dublin)
           Limited and RMB Resources Limited
  10.6     Deposit Account Control Agreement, dated as of November
           5, 2003, by and between RMB International (Dublin)
           Limited, RMB Resources Limited, Western Mesquite Mines,
           Inc. and Baker Boyer National Bank
  10.7     Deed of Guarantee and Indemnity, dated as of November 5,
           2003, between RMB Resources Limited, RMB International
           (Dublin) Limited and The companies described in the schedule as Guarantors
  10.8     Management Side Agreement, dated as of November 5,
           2003, between RMB Resources Limited, RMB International
           (Dublin) Limited, Western Mesquite Mines, Inc. and
           Harrison Western Construction Corporation
  10.9     Agreement, dated as of September 1, 2003, between Western
           Mesquite Mines, Inc. and Harrison Western Construction
           Corporation
 10.10     Asset Purchase Agreement, dated effective November 7,
           2003, among Western Mesquite Mines, Inc., Western
           Goldfields, Inc., Hospah Coal Company, and Newmont USA
           Limited dba Newmont Mining Corporation
 10.11     Registration Rights Agreement, dated as of November 7,
           2003, between Western Goldfields, Inc. and Hospah Coal
           Company
 10.11.1 Agreement Regarding Return of Shares, dated January 20, 2004, by and between Western Goldfields, Inc. and Hospah Coal
           Company
 10.12     Net Operating Cash Flow Royalty Agreement, dated
           November 7, 2003, between Western Mesquite Mines, Inc.
           and Hospah Coal Company
 10.13     Royalty Agreement, dated November 7, 2003, between
           Western Mesquite Mines, Inc. and Hospah Coal Company
 10.14     Guaranty, dated November 7, 2003, by Western Goldfields,
           Inc. in favor of Newmont USA Limited and Hospah Coal
           Company
 10.15     Exploration and Mining Lease Agreement, dated December
           23, 2002, between Mountain Gold Exploration, Inc, Lane A.
           Griffin and Western Goldfields, Inc.
 10.16     Agreement, dated April 25, 2003, by and among Western
           Goldfields, Inc. and Electrum L.L.C.
 10.17 Business Consultant Agreement, dated September 28, 2003, between MGI Fund-Raising Consultants and Western
           Goldfields, Inc.
 15.1      Letter re: Unaudited Interim Financial Statement
           Information
 21.1      List of Subsidiaries
 23.1      Consent of Williams & Webster, P.S.
 23.2*     Consent of Jenkens & Gilchrist Parker Chapin, LLP
           (included in Exhibit 5.1)
 24.1      Power of Attorney (included on Signature page)

_______________
*    To be filed by amendment

</data>
<field sid="SubDocument_conformedName_1">
<value>doc14.txt</value>
</field>
<combobox sid="SubDocument_conformedDocumentType_1">
<value>EX-3.1</value>
</combobox>
<field sid="SubDocument_description_1">
<value>Exhibit 3.1</value>
</field>
<data sid="data2">
<filename>doc14.txt</filename>
<mimedata>
                                                                     Exhibit 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                             BISMARCK MINING COMPANY

KNOW ALL MEN BY THESE PRESENTS:

     THAT HENRI CROMMELIN, R.E.H.STRICKLAND, AND W. H. HERRICK, each a citizen of the United State and one of them a citizen of the State of Idaho, and a resident of the City of Wallace, in the County of Shoshone, do hereby associate themselves together for the purpose of forming a corporation under the laws of the State of Idaho, and certify as follows:

                                        I

                      The name of this corporation shall be
                           "Bismarck Mining Company."

                                       II

     The purposes for which this corporation is formed are: To acquire, purchase, lease, own and operate mines, mining claims, lands, water rights, mills, reduction works, smelters, machinery, electric and steam power plants, and all conduits and means of using and applying the same, in any manner, or at any place, and to do anything and everything in connection with the acquiring, constructing, owning, using and operating of said smelters, reduction works, mills, machinery, and electric and steam power plants, for the purpose of carrying on a general business of purchasing, treating, refining and reducing ores by any principle either as the owner of said ores or for hire, and to acquire, construct and maintain any and all buildings and machinery in connection with said business, and to make and create power for the use of said corporation or for hire or sale, and to erect, equip, maintain and operate electric, telephone, telegraph, power transmission lines, tramways, ferries and water craft of any kind and description, and to engage in the general business of buying, selling and dealing in goods, wares and merchandise, real and personal property, stocks, bonds and debentures of any other corporation, giving security therefore by mortgage, or making or issuing bonds and debentures upon security of this corporation or otherwise, with full power of selling or disposing of the property rights, or any of them, of said corporation, as a corporation acting by and through its proper officers at any time; to erect, maintain, construct, own, lease or otherwise acquire, any and all buildings necessary or convenient for carrying on the business of this corporation; to acquire, own, issue, hypothecate, pledge, mortgage, sell, or otherwise dispose of its stock or bonds, or the stock and bonds of any other corporation; and to do anything and everything necessary or convenient for the conducting of the business of this corporation.

                                       III

     The principal place of business of this corporation shall be Wallace, County of Shoshone, State of Idaho, but branch offices may be established elsewhere, either within or without the State of Idaho.

                                       IV

     The term for which this corporation shall exist shall be FIFTY YEARS.

                                        V

     The number of directors who shall manage and conduct the affairs of this corporation shall not be less than three nor more than five.

                                       VI

     The capital stock of this corporation shall be ONE HUNDRED TWENTY FIVE THOUSAND DOLLARS ($125,000) and the number of share shall be 1,250,000 of the par value of ten cents ($.10) each.

                                       VII

     The amount of capital stock actually subscribed, and the names of the subscribers are as follows: Henri Crommelin, one share; R.E.H.Strickland, one share; W. H. Herrick, one share.

     IN WITNESS WHEREOF, we have hereunto set our hands and seals this 14th day of January, 1924.

                                   Henri Crommelin      (SEAL)
                                   ---------------------
                                   R.E.H.Strickland     (SEAL)
                                   ---------------------
                                   W. H. Herrick        (SEAL)
                                   ---------------------

STATE OF IDAHO         )
                       )SS
COUNTY OF SHOSHONE     )

     On this 15th day of January, 1924, before me, _______________ a Notary Public in and for the State of Idaho, personally appeared W. H. Herrick, known to me to be one of the persons whose name is subscribed to the within instrument, and acknowledged to me that he executed the same.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the seal of my office, at Wallace, Idaho, the day and year in this certificate first above written.

                                   -------------------------------------
                                   Notary Public in and for the State
                                   of Idaho, residing at Wallace, Idaho.

STATE OF WASHINGTON    )
                       :SS
COUNTY OF SPOKANE      )

     On this 14th day of January, 1924, before me Charles A. O'Connor a Notary
                                                  -------------------
Public in and for the State of Washington, personally appeared Henri Crommelin and R.E.H.Strickland, known to me to be the persons whose names are subscribed to the within instrument, and acknowledged to me that they executed the same.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the seal of my office, at Spokane, Washington, the day and year in this certificate first above written.

                                   /s/ Charles A. O'Connor
                                   -------------------------------------------
                                   Notary Public in and for the State of
                                   Washington, residing at Spokane, Washington

                              ARTICLES OF AMENDMENT
                              ---------------------

                                       TO
                                       --

                            ARTICLES OF INCORPORATION
                            -------------------------

                                       OF
                                       --

                             BISMARCK MINING COMPANY
                             -----------------------

                                   ARTICLE VI.
                                   ----------

The capital stock of this corporation shall be One Hundred Fifty Thousand Dollars ($150,000) and the number of shares shall be 1,500,000 of the par value of ten cents ($.10) each.

--------------------------------------------------------------------------------

The undersigned, W. H. HERRICK and H. CROMMELIN, do hereby certify that we are the Vice President and Secretary, respectively, of the Bismarck Mining Company;

That the annual meeting of the stockholders of said Company was held at the office of the Company in Wallace, Idaho on the 3d day of May, 1930; that 30 days' notice of said meeting was given as provided by law; that at said meeting more than two-thirds of the capital stock of the corporation was represented, and that the following resolution was unanimously adopted:

          "BE IT RESOLVED that the capital stock of the Bismarck Mining Company be increased from 1,250,000 shares to 1,500,000 shares and that Article VI of the Articles of Incorporation be amended to read as follows:

          'The capital stock of this corporation shall be One Hundred Fifty Thousand Dollars ($150,000) and the number of shares shall be 1,500,000 of the par value of ten cents ($.10) each.'"

Dated this 17 day of September, 1930.

                                            /s/  W.  H.  Herrick
                                            ------------------------------
                                            /s/  H.  Crommelin
                                            ------------------------------


Subscribed and Sworn to before me by
W. H. Herrick this 17th day of September 1930

--------------------------------
     Notary  Public


Subscribed and Sworn to before me by
H. Crommelin this 23 day of September, 1930

--------------------------------
     Notary  Public

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                           OF BISMARCK MINING COMPANY

     The undersigned, being all the directors of the Bismarck Mining Company, hereby certify as follows:

     1. Said Bismarck Mining Company was incorporated on January 15, 1924, for a term of 50 years as provided in Article IV of the Articles of Incorporation of said company.

     2.   That said Article IV has not been heretofore amended.

     3. That acting pursuant to authority granted by Section 30-160 Idaho Code, as amended, the undersigned duly assembled in meeting as the directors of said company on May 10, 1979, at the hour of 10:30 A.M. unanimously adopted the following resolution:

     It is in the best interest of the stockholders of Bismarck Mining Company to extend the charter of the company perpetually as authorized by Idaho Code,
Section 30-160 and that for said purpose a meeting of the directors be, and the same hereby is set for June 25, 1979, at the hour of 2:00 P.M. (PDT) in Wallace, Idaho, the registered office of the company, at the offices of Hull and Hull, Chartered, Idaho First National Bank Building in said city; that notice be given by mail and by publication as required by Section 30-160.

     4. That acting pursuant to said resolution Bismarck Mining Company caused notice to be mailed to each stockholder shown on the books of the corporation at his last known mailing address, first class postage prepaid, setting forth the intention of the directors to vote upon such proposed extension and setting forth the right of stockholders, as set forth in said section, to object to such proposed extension; and cause said notice to be published once a week for four consecutive weeks on May 25, June 1, 8, 15 and 22, 1979, prior to said meeting in the North

Idaho Press, a newspaper of general circulation in the county where the registered office of said corporation is situated, said notice being as follows:

                            "BISMARCK MINING COMPANY
                                  P.O. BOX 709
                              WALLACE, IDAHO 83873

                                  May 23, 1979

                           NOTICE OF DIRECTORS MEETING
                     CALLED TO MAKE CORPORATION EXISTENCE OF
                        BISMARCK MINING COMPANY PERPETUAL

     The directors of Bismarck Mining Company have found by unanimous vote that it will be for the best interest of the shareholders to extend the corporate existence of said company and make it perpetual.

     NOTICE IS THEREFORE GIVEN that the directors of the Bismarck Mining Company will meet at 2 P.M. on June 25th, 1979, at the offices of Hull and Hull Chartered, Idaho First National Bank Building, Wallace, Idaho, for the purpose of considering and acting upon a resolution to extend the corporate existence of the Bismarck Mining Company and make it perpetual.

     Any shareholder who objects to the proposed extension may make such objection in writing mailed to Bismarck Mining Company, P.O. Box 709, Wallace, Idaho 83873 by regular, certified or registered mail or such written objection may be served personally upon Don Long, Vice President or Willis Brewer, Acting Secretary of said corporation. Any stockholder may appear at the time of the meeting, and make objection to the proposed extension. Unless stockholders representing one-third of the capital stock of the members make objection to such proposed extension of the charter of Bismarck Mining Company, the board of directors may at said meeting by resolution adopted by at least two-thirds majority vote of such board extend the charter of the Bismarck Mining Company and make it perpetual.

     By order of the Board of Directors.

                                   Willis E. Brewer
                                   Acting Secretary
                                   Bismarck Mining Company

Publish May 25, 1979
June 1, 8, 15, 22, 1979"

     5. That no written objections were filed by stockholders to the proposal that the existence of the Bismarck Mining Company be made perpetual prior to or at said directors meeting noticed for June 15, 1979 at the hour of 2 P.M.

     That no stockholder appeared at said meeting to object to said proposal.

     6. That pursuant to said notice the undersigned, being all the directors of the Bismarck Mining Company met on June 25, 1979 at 2 P.M. in Wallace, Idaho, the registered office of said corporation, at the office of Hull and Hull Chartered, Idaho First National Bank Building, at the hour of 2 P.M. (PDT) to consider and act upon said proposal to extend the charter of said company perpetually. No other persons were present.

     At said meeting it was decided by the unanimous vote of the directors upon resolution duly made, seconded, and adopted that the Articles of Incorporation be amended as follows:

     That Article IV be amended to read as follows:

                                  "ARTICLE IV.

     The corporate existence of this corporation shall be perpetual."

     IN WITNESS WHEREOF, we set out hands this 25th day of June, 1979.

                                   /s/ Donald C. Long
                                   -----------------------
                                   Donald C. Long

                                   /s/ Ronald E. Eggart
                                   -----------------------
                                   Ronald E. Eggart

                                   /s/ Piatt Hull
                                   -----------------------
                                   Piatt Hull

STATE OF IDAHO       )
                     )    ss.
County of Shoshone   )

     On this 25th day of June, 1979, before me, the undersigned, a Notary Public for the State aforesaid, personally appeared DONALD C. LONG, RONALD E. EGGART and PIATT HULL, known to me to be all the directors of the Bismarck Mining Company, the corporation who executed the foregoing Certificate of Amendment, and acknowledged to me that said corporation executed the same for the purposes and intents therein contained.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Notary Seal the day and year in the certificate first above written.


                                   ---------------------------------------------
                                   Notary Public in and for the State of
                                   Idaho, Residing at ________, Idaho.

                           CERTIFICATE OF APPOINTMENT
                               OF REGISTERED AGENT

KNOW  ALL  MEN  BY  THESE  PRESENTS:

That Bismarck Mining Company, an Idaho corporation, pursuant to section 30-1-12,
     -----------------------
Idaho Code, and by authority of its Board of Directors, does hereby appoint Willis E. Brewer, of
    --------------

 P.O.  Box  1080,  Kellogg, Idaho as its Registered Agent in the State of Idaho,
----------------   -------
upon  whom
(street  address)       (city)

process issued by authority of or under any law of the State of Idaho may be served.

     IN WITNESS WHEREOF the corporation has cause this certificate to be executed and verified by its Vice President on this 9th day of July, 1979.
                                                         ----        ----    --


                                   ---------------------------------------------
                                        (Name  of  Corporation)


                                   By  /s/  D.C.  Long
                                       -----------------------------------------
                                        (President  or  Vice  President)


                                        D.C.  Long  Vice  President
                                   ---------------------------------------------
                                             (Title)


STATE  OF  IDAHO      )
                      )  SS.
COUNTY  OF  SHOSHONE  )

     Subscribed  and  sworn  to  before  me  this  9th  day  of  July,  1979.
                                                 -----                    --

                                   IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal.

                                   /s/  Carroll  Keiss
                                   ---------------------------------------------

                                   Notary  Public  in and for the State of Idaho
                                   ---------------------------------------------
                                             (Title)

                   STATEMENT OF CHANGE OR REGISTERED OFFICE OR
                            REGISTERED AGENT, OR BOTH

To  the  Secretary  of  State  of  the  State  of  Idaho:

     Pursuant to the provisions of the Idaho Business Corporation Act, the undersigned corporation organized under the laws of the State of Idaho submits
                                                                   -----
the following statements for the purpose of changing its registered office or its registered agent, or both, in the State of Idaho.

1.   The  name  of  the  corporation  is  Bismarck  Mining  Company.
                                          -------------------------

2.   The street or RFD address of its present registered office is Sunshine Star
                                                                   -------------
     Route.
     -----

3. The street or RFD address to which its registered office is to be changed is Sunshine Star Route.
         ---------------------

4.   The  name  of  its  old  registered  agent  is  Willis  E.  Brewer.
                                                     -----------------

5.   The  name  of  its  new  registered  agent  is  Willis  E.  Brewer.
                                                     ------------------

6. The address of the registered office and the business address of the registered agent are identical.

7. The foregoing change was authorized by resolution of the board of directors. - No Change.

Dated _____________________, 19____.

___________________________________________________________

                                   By ________________________________

                                   Its ________________ President

STATE OF __________________  )
                             ) ss:
COUNTY OF _________________  )

     I, _____________________________, a notary public, do hereby certify that on this _____ day of ____________________________, 19____, personally appeared before me _____________________, who being by me first duly sworn, declared that he is the ____________ of ________________________________________________, that he signed the foregoing document as ____________________ of the corporation and that the statements therein contained are true.

                                            ____________________________________
                                                        Notary Public

                          ARTICLES OF AMENDMENT TO THE

                          ARTICLES OF INCORPORATION OF

                             BISMARCK MINING COMPANY

     Pursuant to the provisions of Section 30-1-61 of the Idaho Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

     FIRST:    The name of the corporation is BISMARCK MINING COMPANY
     -----

     SECOND:   The following amendment to the Articles of Incorporation is
     ------
adopted by the directors and shareholders of the corporation. That Article VI of the Articles of Incorporation is hereby amended as follows:

     ARTICLE  VI.

     The Capital Stock of said Corporation shall be One Hundred Fifty Thousand Dollars ($150,000) divided into Fifteen Million Shares (15,000,000) of the par value of One Cent ($.01) each. There shall be but one class of stock and that designated as Capital Stock. No stock shall be issued for less than par value and until fully paid in cash, services or property.

     THIRD:     The amendment of the Articles of Incorporation was adopted
     -----
unanimously by the directors and shareholders of the corporation on the 17th day of December 1993.

     EXECUTED  by  the  undersigned  on  the  18th  day  of  December,  1983.

                                   ________________________President

                                   ________________________Secretary

     ARTICLES OF AMENDMENT
          (GENERAL BUSINESS)

     To the Secretary of State of the State of Idaho
          Pursuant to Title 30, Chapter 1, Idaho Code, the undersigned corporation amends its articles of incorporation as follows:

1.   The name of the corporation is as follows:

     BISMARCK MINING COMPANY
     -----------------------

2.   The text of each amendment is as follows:

     ARTICLE I

     The name of the corporation shall be:  WESTERN GOLDFIELDS, INC.

3.   The date of adoption of the amendments(s) was:  July 12, 2002.
                                                     -------------

4.   Manner of adoption (check one):
     [_] The amendment consists exclusively of matters which do not require shareholder action pursuant to section 30-1-1002, Idaho Code, and was, therefore, adopted by the board of directors.

     [_] None of the corporation's shares have been issued and was, therefore, adopted by the
          [_]  incorporator   [_]  board of directors.

     [X]  The  number of shares outstanding and entitled to vote was 10,050,000.

     The number of shares cast for and against each amendment was:

     Amended article     Shares for     Shares against
          I              6,175,000           -0-


Dated:       July 16, 2002
             ----------------------

Signed:      /s/W. L. Campbell
             ----------------------

Typed Name:  W. L. Campbell
             ----------------------

Capacity:    President
             ----------------------

                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                            WESTERN GOLDFIELDS, INC.

Pursuant to the provisions of the Idaho Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:    The following Amendments to the Articles of Incorporation were adopted
-----
by the shareholders of the corporation of September 9, 2003 in the manner prescribed by the Idaho Business Corporation Act:

THAT Article VI of the Articles of Incorporation of Western Goldfields, Inc. is hereby amended to read as follows:

"The Capital Stock of said Corporation shall be $1,250,000 divided into 100,00,000 (One Hundred Million) non-assessable common shares of $0.01 par value and 25,000,000 (Twenty Five Million) non-assessable preferred shares of $0.01 par value, such preferred shares to be designed as to series, class, preferences, limitations, and other provisions as the Board of Directors may from time to time so designate."

SECOND:   The number of common voting shares of the corporation outstanding at
------
the time of such adoption was 9,289,469 and the number of shares entitled to vote thereon was 9,289,469.

THIRD:    The number of shares voted approving the portion of the amendment to
-----
Article VI providing for an increase in the authorized common shares was 5,619,737, the number abstaining from voting was 1,800, and the number of shares voted against such was 50,333. The number of shares voted approving the portion of the amendment to Article VI providing for the creation of a class of preferred shares was 5,669,737, the number abstaining from voting was 1,700, and the number of shares voted against such amendment was 433.

DATED:    September  26,  2003


                                   /s/  John  P.  Ryan
                                   -------------------------------
                                   John  P.  Ryan,  Secretary
                                   Western  Goldfields,  Inc.